Exhibit 2.1

EXECUTION COPY

Asset Sale and Purchase Agreement

dated 11 December 2011

regarding the sale and purchase of the

NSN

DSLAM, GPON and ACI products and the related services businesses

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between

1.	Nokia Siemens Networks B.V., Werner von Siemensstraat 7, 2712PN Zoetermeer, The Netherlands, a limited liability company (besloten vennootschap met beperkte aansprakelijkheid—B.V.) under the laws of The Netherlands, registered in the trade register under the number 34259706,

- “Parent Seller” -

2.	Nokia Siemens Networks GmbH & Co. KG, St.-Martin-Straße 76, 81541 Munich, Germany, a German private limited partnership (Kommanditgesellschaft), registered with the commercial register of Munich under the number HRA 88537,

- “Seller Subsidiary 1” -

- Parent Seller and Seller Subsidiary 1 collectively the “Sellers” and each a “Seller” -

3.	ADTRAN GmbH, c/o METIS Rechtsanwälte LLP, Untermainkai 30, 60329 Frankfurt/Main, a German limited liability company (Gesellschaft mit beschränkter Haftung), registered with the commercial register of Charlottenburg under the number HRB 135656 B,

- “Purchaser” -

4.	ADTRAN, Inc., a corporation under the laws of the State of Delaware, USA, with its principal office at 901 Explorer Boulevard, Huntsville, Alabama 35806, USA,

- “Purchaser’s Parent” -

- Parent Seller, Seller Subsidiary 1 and Purchaser are hereinafter also collectively referred to as the “Parties” and each as a “Party”-

EXECUTION COPY

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Index of Defined Terms

Page
1st Cut-Off Day	37
*	18
Accounting Principles	7
ACI	6
Affiliate	7
Affiliate Purchaser	9
Affiliate Purchaser(s) Cut Off Date	9
Affiliate Purchasers	9
Affiliates	7
Agreement	6
AktG	7
AO	7
BGB	7
Breach Notice	51
Business	6
Business Days	7
Chinese Business Tax	7
Closing	37
Closing Confirmation	41
Closing Date	37
Closing Events	40
Competing Activities	61
Confidential Information	64
Contract	7
*	62
Country Official Notifications	48
Country Public Grants	49
*	25
*	25
Currency Conversion Principles	67
Customer Claim	56
Cut-Off Deadline	37
Damage	51
*	24
De Minimis Claim	54

page
DSLAM	6
Effective Time	7
*	47
Escrow Account	38
Escrow Amount	7
Escrow Claim	34
Escrow Period	34
ET Working Capital	35
ET Working Capital Estimate	31
ETWC Statement	35
ETWC Statement Expert	36
EUR	7
Excluded Assets	10
Excluded Contract Parts	14
Excluded Contracts	13
Excluded Items	14
Excluded Liabilities	12
Exempted Claims	53
Expenditure Level	58
Expert	28
*	24
Final Purchase Price	30
*	62
*	36
Fixed Purchase Price	30
GPON	6
Guarantee Claim	51
HGB	7
ICC-Rules	67
IFRS	7
Information Technology	43
IPR Indemnification	56
Joint Closing Condition	37
Key Country Official Notifications	48
Key Country Public Grants	49

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Key Individuals	38
Leased Assets	44
Legal Entity	7
Material Adverse Change	39
*	23
*	23
Official Notification(s)	48
Parent Seller	2
Parties	2
Party	2
Positive Closing Conditions	38
*	62
Public Grants	48
Purchaser	2
Purchaser Negative Closing Condition	39
Purchaser Positive Closing Conditions	37
Purchaser Transfer Right	8
Purchaser’s Parent	2
Restitution in Kind	50
Revised ETWC Statement	36
*	24
Scheduled Closing Date	37
Seller	2
Seller Breach	50
Seller Group	7
*	23
Seller Subsidiaries	8
Seller Subsidiaries 2 through 34	8
Seller Subsidiary	8
Seller Subsidiary 1	2
*	17
*	19
*	19
*	23
*	24
*	17
*	20
*	20
*	22
*	21
*	22
Sellers	2
Sellers Guarantees	26
Sellers’ Knowledge	7
Sellers Positive Closing Condition	38

Signing Date	8
Sold Assets	10
Sold Business	6
Sold Contract Parts	13
Sold Contracts	12
Sold Fixed Assets	10
Sold Inventory	10
Sold Liabilities	11
Sold Material Agreements	45
Sold Seller Subsidiaries 2 through 34 Assets	14
Sold Seller Subsidiaries 2 through 34 Contract Parts	14
Sold Seller Subsidiaries 2 through 34 Contracts	14
Sold Seller Subsidiaries 2 through 34 Fixed Assets	14
Sold Seller Subsidiaries 2 through 34 Inventory	14
Sold Seller Subsidiaries 2 through 34 Liabilities	14
Sold Seller Subsidiaries Assets	14
Sold Seller Subsidiaries Contract Parts	14
Sold Seller Subsidiaries Contracts	14
Sold Seller Subsidiaries Liabilities	14
Sold Seller Subsidiary 1 Assets	14
Sold Seller Subsidiary 1 Contract Parts	14
Sold Seller Subsidiary 1 Contracts	14
Sold Seller Subsidiary 1 Fixed Assets	14
Sold Seller Subsidiary 1 Inventory	14
Sold Seller Subsidiary 1 Liabilities	14
Subcontracting	29
Subsidiary	8
Tax	8
Taxes	8
Third Party Assumption Consent	27
Third Party Claim	52
Third Party IPR Claim	56
*	62
Transaction	6
*	22
Transfer Taxes	8, 66
*	22
Transition Period	58
Undue Advantage	50
*	36
Variable Purchase Price	30
VAT	8
Working Capital	35

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Preamble

A.	Seller Group is (in the case of development and manufacturing of GPON, was) engaged, inter alia, in (i) the digital subscriber line access multiplexer business (“DSLAM”) comprising development, manufacturing, marketing, sales, services and support of DSLAM products that enable wireline access and connectivity for communication service providers, (ii) the gigabit-capable passive optical network business (“GPON”) comprising development, manufacturing, marketing, sales, services and support of GPON products that enable wireline access and connectivity for communication service providers, and (iii) the element management business for DSLAM and GPON products (“ACI”) comprising development, manufacturing, marketing, sales, services and support of Access Integrator Ethernet (ACI-E) products that enable element management for DSLAM and GPON products ((i) through (iii) together the “Business”). Parent Seller conducts the Business worldwide through the Seller Subsidiaries (as defined below).

B.	Sellers intend to sell and transfer, and Purchaser intends to acquire, pursuant to the terms and conditions of this agreement including its Annexes and Schedules (the “Agreement”) the Business but excluding the Excluded Items as defined in Section 3.5 below. The Business excluding the Excluded Items shall hereinafter be referred to as the “Sold Business”.

C.	Certain intellectual property rights which are required to continue operating the Sold Business are not held by either of the Sellers or any of their Subsidiaries, but by one of Parent Seller’s shareholders Nokia Corporation and Siemens AG or one of their respective Subsidiaries. In order to ensure that Purchaser will be in a position to continue to operate the Sold Business, Purchaser will therefore enter into license agreements with Parent Seller’s shareholders Nokia Corporation and Siemens AG.

D.	The transaction described in Preamble B. and as contemplated in this Agreement is hereinafter referred to as the “Transaction”.

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1.	Selected Defined Terms and Abbreviations

In this Agreement, except where set forth otherwise, the following terms and abbreviations shall have the following meaning:

“Accounting Principles”: generally accepted accounting principles (GAAP) under IFRS and the policies and practices in accordance with Sellers’ accounting principles attached hereto as Annex 1A as consistently applied in accordance with past practice to the extent such policies and practices do not conflict with IFRS.

“Affiliate” or “Affiliates”: related entity (verbundenes Unternehmen) within the meaning of Sec. 15 et. seq. of the German Stock Corporation Act (§§ 15 ff. Aktiengesetz).

“AktG”: the German Stock Corporation Act (Aktiengesetz).

“AO”: German Fiscal Code (Abgabenordnung).

“BGB”: the German Civil Code (Bürgerliches Gesetzbuch).

“Business Days”: any days other than Saturdays, Sundays and public holidays, in each case in Munich, Germany, and Huntsville, Alabama, USA.

“Chinese Business Tax”: the business tax levied in China (yingyeshui).

“Contract”: a contract, contractual offer or relationship similar to a contractual relationship (vertragsähnliches Rechtsverhältnis), in each case including (i) any side letters and side agreements, (ii) any rights (including warranty and defence rights) and obligations, (iii) any ancillary obligations (vertragliche Nebenpflichten) and statutory claims (e.g. tort (Delikt), unjustified enrichment (ungerechtfertigte Bereicherung), etc.), arising therefrom or in connection therewith, and as amended from time to time.

“Effective Time”: 24:00 hours CET on the Closing Date.

“Escrow Amount”: *

“EUR”: Euro, the common currency of the member states of the European Union who take part in the Economic and Monetary Union.

“HGB”: the German Commercial Code (Handelsgesetzbuch).

“IFRS”: the International Financial Reporting Standards being the guidelines and rules for compiling financial statements set by the International Accounting Standard Board.

“Legal Entity”: any corporation, company, partnership, association or any legal entity established pursuant to the laws of any jurisdiction.

“Seller Group”: Sellers and Seller Subsidiaries.

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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“Sellers’ Knowledge”: any fact or circumstance shall be deemed to exist to “Sellers’ Knowledge” whenever any of the individuals listed in Annex 1B has positive knowledge of a fact or circumstance or has constructive knowledge thereof, being what a prudent merchant in a like position should have known (Kennen oder Kennenmüssen).

“Seller Subsidiaries 2 through 34”: any of the entities listed in Annex 1C.

“Seller Subsidiary”: either of Seller Subsidiaries 1 through 34 solely.

“Seller Subsidiaries”: all of Seller Subsidiaries 1 through 34 collectively.

“Signing Date”: the day on which this Agreement has been duly executed (Unterzeichnungstag) by all Parties to this Agreement.

“Subsidiary”: any Legal Entity which is directly or indirectly controlled (either alone or jointly with others).

“Tax” or “Taxes”: shall mean any tax (Steuern) within the meaning of Section 3 paragraphs 1 and 3 AO, or a corresponding foreign law provision, imposed by any federal, state or local tax authority competent for the imposition of such tax, together with any ancillary tax charges (steuerliche Nebenleistungen) (such as e.g. interest, costs, or additions to tax (Steuerzuschläge) within the meaning of Section 3 paragraph 4 AO, or a corresponding foreign law provision, as well as any liabilities for any of the aforementioned taxes; charges (Gebühren), duties (Zölle), levies (Beiträge), and any other public law levies (öffentlich-rechtliche Abgaben) that are imposed by any governmental authority or other public body or due under any legal provisions and all related charges, interest, penalties, expenses and fines thereon. Taxes shall not cover any social security contributions (Sozialversicherungsbeiträge).

“Transfer Taxes” has the meaning as defined in Section 1.1.

“VAT”: shall mean Value Added Tax levied in Germany in accordance with the applicable German Value Added Tax Act (Umsatzsteuergesetz) as well as Value Added Tax, Goods or Services Tax or similar indirect Tax levied in other countries outside Germany in accordance with acts similar to the German Value Added Tax Act or dealing with indirect taxes

2.	Scope of Transaction and Purchaser Transfer Right

2.1	Scope of Transaction

The Transaction shall comprise (i) the sale of the Sold Business from Sellers to Purchaser or to one (1) or more Affiliate Purchaser(s) as defined in Section 2.2.1(b) (as the case may be) and (ii) the transfer of the Sold Business from Seller Group to Purchaser, or to one (1) or more Affiliates of Purchaser (as the case may be).

2.2	Purchaser Transfer Right

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2.2.1	Purchaser Transfer Right

Purchaser is entitled to transfer after the Signing Date (the “Purchaser Transfer Right”), but no later than three (3) weeks prior to the Scheduled Closing Date as defined in Section 13.1 (the “Affiliate Purchaser(s) Cut Off Date”) however as many times as Purchaser deems appropriate

(a)	this Agreement in full or in part, and/or

(b)	any rights, claims, risks, obligations, covenants and/or other liabilities resulting from or in connection with this Agreement to one (1) or more of its current or future Affiliates (“Affiliate Purchaser” or “Affiliate Purchasers”), with the proviso for (a) and (b) hereinbefore that Purchaser shall:

(aa)	not make use of the Purchase Transfer Right in a way that would cause any employee information letter to become inaccurate,

(bb)	remain, in addition to Affiliate Purchaser(s), debtor of any and all risks, obligations, covenants and other liabilities so transferred,

(cc)	cause the respective Affiliate Purchaser(s) to assume—in relation to the part of the Sold Business transferred to it—all risks, obligations, covenants and other liabilities resulting from or in connection with this Agreement so transferred as additional debtor (Schuldbeitritt) by executing an accession agreement substantially in the form attached hereto as Annex 2.2.1, and

(dd)	notify Sellers of any such transfer in writing without undue delay.

2.2.2	Adjustment of transfer agreements

Sellers, Purchaser and Affiliate Purchaser(s) shall ensure that following exercise of the Purchaser Transfer Right, such transfer shall be taken into account for the purpose of the transfer, assignment and assumption agreements as referred to in 13.7.3(b). The Purchaser Transfer Right shall terminate upon expiry of the Affiliate Purchaser(s) Cut Off Date.

2.2.3	Cost allocation

Purchaser and Sellers shall each be responsible for their respective costs, liability, loss, damage or injury, together with all reasonable out-of-pocket costs and expenses relating thereto, including reasonable legal fees, expenses and disbursements incurred as a result of or relating to the exercise of the Purchaser Transfer Right.

3.	The Sold Business

The Sold Business, which shall be sold to Purchaser under the terms of this Agreement, comprises:

(a)	The Sold Assets as defined in Section 3.1.1,

(b)	the Sold Liabilities as defined in Section 3.2.1,

(c)	the Sold Contracts as defined in Section 3.3.1,

(d)	the Sold Contract Parts as defined in Section 3.4.1, and

(e)	the Seller Subsidiary 1 Employees Pensions as defined in Section 6.5.1.1.

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In addition, the Sold Business shall comprise the Transferred Employees as defined in Section 6.4.2(f).

3.1	Sold Assets and Excluded Assets

3.1.1	Sold Assets

The “Sold Assets” shall comprise all assets (Aktiva im Sinne von § 266 Abs. 2 HGB) pertaining to the Sold Business as at the Effective Time, excluding the Excluded Assets (as defined below). In particular, but without limitation, the Sold Assets shall comprise:

(a)	all moveable assets (including, but not limited to, any test and trial equipment) as listed in Annex 3.1.1(a), (the “Sold Fixed Assets”),

(b)	all raw materials, supplies, works in progress, finished goods and other inventories as listed in Annex 3.1.1(b) (the “Sold Inventory”),

(c)	all rights and claims under

(aa)	the Sold Contracts, and

(bb)	the Sold Contract Parts,

(d)	(i) all business books and business records, including without limitation all warranty documentation and records, product documentation, and Contracts, relating exclusively to the Sold Business which Seller and Seller Subsidiaries are not required to retain pursuant to applicable law and (ii) copies of (y) any business books and business records exclusively relating to the Sold Business or (z) those parts of any business books and business records relating to the Sold Business which Seller and Seller Subsidiaries are required to retain pursuant to applicable law.

3.1.2	Replacements of Sold Assets, warranty rights, expectancy rights

The Sold Assets shall include

(a)	all assets as described in Section 3.1.1 which are acquired by a Seller or a Seller Subsidiary between the Signing Date and the Effective Time without breach of the covenants contained in Section 19 or are replacements of any Sold Assets,

(b)	all claims against insurances, if and to the extent such claims against insurances have replaced any Sold Assets that are no longer in existence as at the Effective Time,

(c)	any warranty rights and claims against suppliers of goods or services relating to the Sold Business, and

(d)	in the event that any of the Sold Assets is subject to a retention of title right (Eigentumsvorbehalt) in favor of any third party, all existing expectancy rights (Anwartschaftsrechte) thereunder.

3.1.3	Excluded Assets

The following assets owned by a Seller Subsidiary are explicitly excluded from the sale and transfer to Purchaser (collectively the “Excluded Assets”):

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(a)	any of the assets as described in Section 3.1.1 which are sold or otherwise disposed of by a Seller Subsidiary prior to the Effective Time without breach of the covenants contained in Section 19,

(b)	any cash on hand, cheques, deposits with banks, and other cash equivalents,

(c)	any claims for the refund of any Taxes, social security contributions or other public charges relating to any Tax period prior to the Effective Time,

(d)	any trade accounts receivable,

(e)	any intangible assets listed in Annex 3.1.3(e),

(f)	any intellectual property rights (except as otherwise agreed upon in the intellectual property rights agreements as set forth in Sections 8(a) and 8(b)),

(g)	any real estate or other real property rights,

(h)	any rights regarding, as well as any rights in connection with or related to, the use of any trademarks or names, including, but not limited to, “Siemens”, “Nokia” and any combination or derivative thereof as well as any comparable trademarks and names, except as otherwise agreed upon in the intellectual property rights assignment agreement to be entered into at Closing and attached as Annex 8(b) or any of the transition agreements to be entered into at Closing and attached as Annex 8(d),

(i)	the originals of any books and records which a Seller Subsidiary is required to retain pursuant to applicable law,

(j)	any assets listed in Annex 3.1.3(j),

(k)	any rights, claims and receivables resulting from this Agreement,

(l)	any rights, claims and receivables to the extent related to the Excluded Items as defined in Section 3.5.

For the avoidance of doubt, any pre-payments received (erhaltene Anzahlungen) by Sellers or any of the Seller Subsidiaries under the Sold Contracts and the Sold Contract Parts will be taken into account as liabilities in the ET Working Capital as defined in Section 11.1.

3.2	Sold Liabilities and Excluded Liabilities

3.2.1	Sold Liabilities

The “Sold Liabilities” shall comprise all obligations and liabilities pertaining to the Sold Business as at the Effective Time, however excluding the Excluded Liabilities (as defined below). In particular, but without limitation, the Sold Liabilities shall comprise:

(a)	all obligations (including, for the avoidance of doubt, warranties) and other liabilities arising out of or in connection with

(aa)	the Sold Contracts,

(bb)	the Sold Contract Parts, and/or

(cc)	any orders placed by Seller Group with suppliers of goods pertaining to the Sold Business as identified in Annex 3.2.1(a)(cc),

(b)	except as identified in Annex 3.2.1(b) all obligations and other liabilities related to the Transferred Employees, and

(c)	except as identified in Annex 3.2.1(c) any further obligations and other liabilities arising out of or in connection with the Sold Business.

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3.2.2	Replacement of Sold Liabilities

The Sold Liabilities shall include the obligations and liabilities assumed or otherwise entered into by a Seller Subsidiary between the Signing Date and the Effective Time without breach of the covenants contained in Section 19.

3.2.3	Excluded Liabilities

The following obligations and liabilities, including, for the avoidance of doubt, contingent liabilities, are explicitly excluded from the sale and transfer to and assumption by Purchaser (collectively the “Excluded Liabilities”):

(a)	any obligations and other liabilities of Seller and Seller Subsidiaries which are fully fulfilled or are otherwise settled between the Signing Date and the Effective Time,

(b)	any liability identified in Annex 3.2.1(b),

(c)	any liabilities covered by the tax indemnifications pursuant to Section 17.1,

(d)	any obligations and liabilities as listed in Annex 3.2.3(d), or as otherwise explicitly excluded from the sale and transfer pursuant to any other provisions of this Agreement,

(e)	any trade accounts payable,

(f)	any obligations and liabilities resulting from this Agreement,

(g)	any obligations and other liabilities arising out of, or in connection with, any Sold Contracts or Sold Contract Parts for which (i) the Third Party Assumption Consent is not granted prior to the Effective Time and (ii) for which no subcontracting is allowed.

If and to the extent that a liability or contingent liability which is not part of the Sold Liabilities will transfer to Purchaser by operation of law, Sellers shall, as between the Parties, be responsible to satisfy such transferring liability or contingent liability and shall indemnify Purchaser against any claims or negative consequences arising from such transferring liability or contingent liability.

3.3	Sold Contracts and Excluded Contracts

3.3.1	Sold Contracts

The “Sold Contracts” shall comprise the Contracts with customers and other business partners, lease Contracts, license Contracts, binding offers and binding orders as well as any other Contracts pertaining to the Sold Business, but not any of the Excluded Contracts (as defined below), insofar as the Sold Contracts have not yet been fully performed or settled as at the Effective Time and as listed in Annex 3.3.1.

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3.3.2	Additional Sold Contracts

The Sold Contracts shall include all Contracts of such type as listed in Section 3.3.1 which are entered into by any Seller or Seller Subsidiary between the Signing Date and the Effective Time without breach of the covenants contained in Section 19 and which relate exclusively to the Sold Business.

3.3.3	Excluded Contracts

The following Contracts of a Seller Subsidiary with customers, suppliers and other business partners are explicitly excluded from the sale and transfer to and assumption by Purchaser (collectively the “Excluded Contracts”):

(a)	the Contracts with customers listed in Annex 3.3.3(a),

(b)	any Contracts with suppliers,

(c)	any R&D subcontracting frame Contracts,

(d)	the lease Contracts listed in Annex 3.3.3(d),

(e)	any Contracts under which all principal contractual obligations (including obligations under product or similar warranties) have been completely fulfilled as at the Effective Time; long-term agreements (Dauerschuldverhältnisse) which have been terminated without breach of the covenants contained in Section 19,

(f)	the license Contracts listed in Annex 3.3.3(f),

(g)	any Contracts relating to the sale or acquisition of any business or interest therein (whether by sale or purchase of shares or assets, merger, capital increase or otherwise),

(h)	any insurance Contracts, unless transferred to Purchaser by operation of law upon Closing,

(i)	offers and binding orders as listed in Annex 3.3.3(i) or relating to any of the Contracts referenced under this Section 3.3.3, and

(j)	this Agreement.

3.3.4	Cooperation regarding excluded customer contracts

Regarding the customer contracts excluded as per Annex 3.3.3(a), the Parties will, to the extent necessary, conclude a separate agreement in accordance with the principles set out in Annex 3.3.4.

3.4	Sold Contract Parts and Excluded Contract Parts

3.4.1	Sold Contract Parts

The “Sold Contract Parts” shall comprise the parts of Contracts of a Seller Subsidiary with customers and other business partners not yet fully performed or settled as at the Effective Time and listed and described in Annex 3.4.1.

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3.4.2	Excluded Contract Parts

The “Excluded Contract Parts” shall comprise the parts of Contracts of a Seller Subsidiary with customers and other business partners not yet fully performed or settled as at the Effective Time and listed and described in Annex 3.4.2 and that are explicitly excluded from the sale and transfer to, and assumption by, Purchaser.

3.5	Excluded Items

The Excluded Assets, the Excluded Liabilities, the Excluded Contracts and the Excluded Contract Parts together are hereinafter collectively referred to as the “Excluded Items”.

4.	The Sold Business pertaining to Seller Subsidiaries

The Sold Business shall be sold and transferred under this Agreement irrespective of which of the Sellers or Seller Subsidiaries it pertains to. The Annexes to Section 3, however, specify to which legal entity the respective asset, liability or Contract is attributable.

The “Sold Seller Subsidiary 1 Assets” and the “Sold Seller Subsidiaries 2 through 34 Assets” shall be the Sold Assets specified in the Annexes to Section 3.1.1 as pertaining to the respective Seller Subsidiary, and shall comprise the “Sold Seller Subsidiary 1 Fixed Assets”, the “Sold Seller Subsidiaries 2 through 34 Fixed Assets”, the “Sold Seller Subsidiary 1 Inventory”, and the “Sold Seller Subsidiaries 2 through 34 Inventory”.

The “Sold Seller Subsidiary 1 Liabilities” and the “Sold Seller Subsidiaries 2 through 34 Liabilities” shall be the Sold Liabilities specified in the Annexes to Section 3.2.1 as pertaining to the respective Seller Subsidiary.

The “Sold Seller Subsidiary 1 Contracts” and the “Sold Seller Subsidiaries 2 through 34 Contracts” shall be the Sold Contracts specified in the Annexes to Section 3.3.1 as pertaining to the respective Seller Subsidiary.

The “Sold Seller Subsidiary 1 Contract Parts” and the “Sold Seller Subsidiaries 2 through 34 Contract Parts” shall be the Sold Contract Parts specified in the Annexes to Section 3.4.1 as pertaining to the respective Seller Subsidiary.

The Sold Seller Subsidiaries 1 through 34 Assets shall hereinafter be referred to as the “Sold Seller Subsidiaries Assets”.

The Sold Seller Subsidiaries 1 through 34 Liabilities shall hereinafter be referred to as the “Sold Seller Subsidiaries Liabilities”.

The Sold Seller Subsidiaries 1 through 34 Contracts shall hereinafter be referred to as the “Sold Seller Subsidiaries Contracts”.

The Sold Seller Subsidiaries 1 through 34 Contract Parts shall hereinafter be referred to as the “Sold Seller Subsidiaries Contract Parts”.

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5.	Updates

5.1	Updated Annexes

No later than fifteen (15) Business Days prior to the Closing Date, Parent Seller shall deliver to Purchaser updated Annexes reflecting the Sold Business existing and expected to exist on the Closing Date. Parent Seller shall once more update and deliver to Purchaser the Annexes as final Annexes on and as of the Closing Date, it being understood, however, that each such update made after the Signing Date and before or on the Closing Date may only result from transactions (i) if undertaken before the Signing Date, then in the ordinary course of business as set out in Section 14.13, or (ii) if undertaken on or after Signing Date, then in the ordinary course of business and in compliance with Section 19, or (iii) approved by Purchaser pursuant to the next sentence. For the avoidance of doubt, Parent Seller will present at Closing to Purchaser all final Annexes (to the extent not yet approved pursuant to the preceding sentence or otherwise pursuant to this Agreement) for approval by Purchaser. Purchaser may approve each individual change in such final annexes for the purpose of this Agreement at its sole discretion. For the avoidance of doubt, any updates under this Section 5.1 shall only be possible for Annexes under Section 3 of this Agreement unless an update of other Annexes is explicitly provided for in this Agreement.

Any updated Annexes shall be submitted in a form that allows easy identification of any changes made to the Annexes attached to this Agreement on the Signing Date. Should a change not be easily identifiable in an updated Annex, Purchaser may decide in its sole discretion whether to rely on the original Annex or on the updated Annex in each case where any such difference is relevant.

5.2	Further assets relating to the Business

(a)	For a period of six (6) months after the Effective Time, Purchaser shall have the right to claim, at its sole discretion and without consideration, the sale, assignment, transfer, conveyance and delivery, of any fixed assets, which cumulatively: (i) are used, on a regular basis, 50% or more by the Sold Business as operated at the Effective Time, (ii) have not been listed in this Agreement as items of the Sold Business, irrespective of whether such asset is listed as an Excluded Asset (the “Further Assets”) to either Purchaser or to any of the Affiliates of Purchaser, in each case in accordance with the provisions of this Agreement, its Annexes and Schedules regarding the transfer and assignment provisions which would be applicable had such Further Assets been identified prior to Closing and listed in this Agreement, its Annexes and/or its Schedules. If Purchaser can reasonably provide evidence that any asset is a Further Asset, Sellers will grant Purchaser access to use such asset to the extent this is reasonably required for Purchaser’s ability to operate the Sold Business from the date of Purchaser’s request until such asset is transferred to Purchaser or to any of the Affiliates of Purchaser or, in case Sellers dispute the fact that such asset is a Further Asset, until a binding decision in accordance with Section 28.11 determines that such asset is not a Further Asset.

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(b)	With respect to those certain assets listed in section 2 “Operations excluded Fixed Assets and equipment” and section 6 “End to end lab Munich excluded equipment” as per Annex 3.1.3(j), as well as with respect to NSN services labs and any other common NSN test labs used by several NSN businesses, the principle as per Section 3.1.3 shall override the principle as per Section 5.2 a) above.

(c)	If any asset is used, on a regular basis, at least 30% or more but less than 50% by the Sold Business as operated at the Effective Time and irrespective of whether such asset is an Excluded Asset, Purchaser, for a period of six (6) months after the Effective Time, shall have the option to purchase from Sellers such asset as follows: The purchase price shall be the fair market price prorated to the percentage of remaining usage of such asset by Sellers; e. g. in the event an asset is used at 40% by the Purchaser, Purchaser shall be obliged to pay 60% of the fair market price. Furthermore, the Parties shall agree on fair market terms in good faith, provided that Sellers shall be granted sufficient time to source an adequate replacement for such asset. Sellers will grant Purchaser access to use of such asset to the extent reasonably required for Purchaser’s ability to operate the Sold Business from the date of the purchase request until the negotiations regarding the purchase or the replacement are finalized, however, such negotiations shall be concluded in a reasonable time.

(d)	If Seller can reasonably establish within six (6) months after Closing that any asset exceeding EUR 2.000 (in words: Euro two thousand) is used, on a regular basis, as to less than 30%, by the Sold Business but is nevertheless required to operate the Sold Business (in each case as operated at the Effective Time) and irrespective of whether such asset is an Excluded Asset, Sellers will grant Purchaser access to use of such asset to the extent reasonably required for Purchaser’s ability to operate the Sold Business from the date of Purchaser’s request and for such period of time as sufficient for Purchaser to source an adequate replacement for such asset.

6.	Sale, Assignment and Transfer, Assumption of the Sold Business

6.1	Sale, Assignment and Transfer of Sold Assets

6.1.1	Sale of Sold Assets

(a)	Seller Subsidiary 1 hereby sells to Purchaser the Sold Seller Subsidiary 1 Assets,

(b)	Parent Seller hereby sells to Purchaser all other Sold Assets, in particular the Sold Seller Subsidiaries Assets, with exception of the Sold Seller Subsidiary 1 Assets,

and Purchaser hereby accepts such sales.

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6.1.2	Assignment and transfer of Sold Assets

At Closing,

(a)	Seller Subsidiary 1 shall assign and transfer to Purchaser title to the Sold Seller Subsidiary 1 Assets pursuant to Section 13.7.3(b),

(b)	Parent Seller shall cause Seller Subsidiaries 2 through 34 to sell, assign and transfer to Purchaser or, as the case may be, to the respective Affiliate Purchaser or, if so instructed by Purchaser, to another Affiliate of Purchaser, title to the Sold Seller Subsidiaries Assets, with exception of the Sold Seller Subsidiary 1 Assets, pursuant to Section 13.7.3(b), and Purchaser shall, or shall cause the respective Affiliate Purchaser or the respective Affiliate of Purchaser, to, accept such sale, assignment and transfer pursuant to Section 13.7.3(b) at Closing.

6.2	Sale, assignment, transfer and assumption of Sold Liabilities

6.2.1	Sale of Sold Liabilities

(a)	Seller Subsidiary 1 hereby sells to Purchaser the Sold Seller Subsidiary 1 Liabilities,

(b)	Parent Seller hereby sells to Purchaser the Sold Seller Subsidiaries Liabilities, with exception of the Sold Seller Subsidiary 1 Liabilities,

and Purchaser hereby accepts such sale.

6.2.2	Assignment, transfer and assumption of Sold Liabilities

At Closing,

(a)	Seller Subsidiary 1 shall assign and transfer to Purchaser by way of assumption of liability under full discharge (Schuldübernahme mit schuldbefreiender Wirkung) of Seller Subsidiary 1 the Sold Seller Subsidiary 1 Liabilities pursuant to Section 13.7.3(b),

(b)	Parent Seller shall cause Seller Subsidiaries 2 through 34 to sell, assign and transfer to Purchaser or, as the case may be, to the respective Affiliate Purchaser or, if so instructed by Purchaser, to another Affiliate of Purchaser, by way of assumption of liability under full discharge (Schuldübernahme mit schuldbefreiender Wirkung) of the respective Seller Subsidiary the Sold Seller Subsidiaries Liabilities, except for the Sold Seller Subsidiary 1 Liabilities, pursuant to Section 13.7.3(b), and Purchaser shall, or shall cause its respective Affiliate Purchaser or the respective Affiliate of Purchaser, to, accept such sale, assignment, transfer and assumption pursuant to Section 13.7.3(b) at Closing.

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6.3	Sale, assignment, transfer and assumption of Sold Contracts and Sold Contract Parts

6.3.1	Sale of Sold Contracts and Sold Contract Parts

(a)	Seller Subsidiary 1 hereby sells to Purchaser the Sold Seller Subsidiary 1 Contracts and the Sold Seller Subsidiary 1 Contract Parts

(b)	Parent Seller hereby sells to Purchaser the Sold Seller Subsidiaries Contracts and the Sold Seller Subsidiaries Contract Parts, except for the Sold Seller Subsidiary 1 Contracts and the Sold Seller Subsidiary 1 Contract Parts,

and Purchaser hereby accepts such sale.

6.3.2	Assignment, transfer and assumption of Sold Contracts and Seller Subsidiary 1 Transferred Contract Parts

At Closing,

(a)	Seller Subsidiary 1 shall assign and transfer to Purchaser by way of assumption of contract under full discharge (Vertragsübernahme mit schuldbefreiender Wirkung) of Seller Subsidiary 1 the Sold Seller Subsidiary 1 Contracts and the Sold Seller Subsidiary 1 Contract Parts, pursuant to Section 13.7.3(b),

(b)	Parent Seller shall cause Seller Subsidiaries 2 through 34 to sell, assign and transfer to Purchaser or, as the case may be, to the respective Affiliate Purchaser or, if so instructed by Purchaser, to another Affiliate of Purchaser, by way of assumption of contract under full discharge (Vertragsübernahme mit schuldbefreiender Wirkung) of the respective Seller Subsidiary the Sold Seller Subsidiaries Contracts and Sold Seller Subsidiaries Contract Parts, with exception of the Sold Seller Subsidiary 1 Contracts and the Sold Seller Subsidiary 1 Contract Parts, pursuant to Section 13.7.3(b), and Purchaser shall, or shall cause its respective Affiliate Purchaser or the respective Affiliate of Purchaser, to, accept such sale, assignment, transfer and assumption pursuant to Section 13.7.3(b) at Closing.

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6.4	Transfer of Seller Group Employees

6.4.1	Transfer of Seller Subsidiary 1 Employees

6.4.1.1	Transfer by operation of law and contractual agreement

*

6.4.1.2	Seller Subsidiary 1 Employees Information Letter

*

6.4.1.3	Mutual information of Seller Subsidiary 1 Employees’ objections

*

6.4.1.4	Indemnification

*

6.4.1.5	Seller Subsidiary 1 Non-Transferred Employees

*

6.4.1.6	Retransfer of claims and rights

*

6.4.1.7	Seller Subsidiary 1 Transferred Employees

*

6.4.1.8	Transformation of works council agreements

The works council agreements (Konzernbetriebsvereinbarungen, Gesamtbetriebsvereinbarungen und örtliche Betriebsvereinbarungen) in existence and applicable to the Seller Subsidiary 1 Employment Contracts as at the Effective Time shall remain in force either as individual contractual agreements or as collective agreements in accordance with Section 613a BGB.

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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6.4.1.9	Personnel files

Seller Subsidiary 1 shall deliver all relevant personnel files (for payroll purposes etc.) as well as the personnel file (Personalakte) of Seller Subsidiary 1 Transferred Employees to Purchaser at the Effective Time. Details of the delivery are subject to mutual agreement of Seller Subsidiary 1 and Purchaser.

6.4.2	Transfer of employees of Seller Subsidiaries 2 through 34

*

6.4.3	Nomination right of Parent Seller

*

6.4.4	Further Definition

*

6.5	Sale and Transfer of Seller Group Employees Pensions

6.5.1	Seller Subsidiary 1 Employee Pensions

6.5.1.1	Transfer of Seller Subsidiary 1 Employee Pensions

*

6.5.1.2	Valuation of Seller Subsidiary 1 Employees Pensions

*

6.5.1.3	Seller Subsidiary 1 Employees Pensions Expert

*

6.5.2	Establishment of trust arrangements (CTA 1)

*

6.5.2.1	Funding of CTA 1

*

6.5.2.2	Adjustment of funds

*

6.5.3	Pensions of Seller Subsidiaries 2 through 34 Transferred Employees

*

6.6	Release and indemnification of Sellers from Sellers Guarantees

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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6.6.1	Release

Purchaser shall, prior to the Effective Time, use best reasonable efforts to procure the full and unconditional release with effect as of the Effective Time of Sellers, Seller Subsidiaries, their respective Affiliates, officers, directors, direct or indirect shareholders, employees and agents, from any obligations and liabilities relating to any guarantees, comfort letters, performance bonds and other security interests and/or co-liability of any kind which (i) are either listed in Annex 6.6.1 or (ii) have been provided or will be provided prior to the Effective Time with Purchaser’s written consent by any of the Sellers, Seller Subsidiaries, their respective Affiliates, officers, directors, direct or indirect shareholders, employees or agents, in favor of the Sold Business for obligations to banks, other financial institutions, suppliers, customers or other third parties (“Sellers Guarantees”) and each and any liability thereunder with effect as of the Effective Time provided, however, that Purchaser shall have no obligation to make any payment or bear any other cost or charge except for providing the beneficiary of any Sellers Guarantee with an equivalent guarantee. Sellers shall notify Purchaser of any outstanding Sellers Guarantees and the amount of the aggregate (actual or contingent) liability thereunder at least ten (10) Business Days prior to the Effective Time.

6.6.2	Indemnification

With effect as of the Effective Time, Purchaser hereby (i) assumes any and all obligations and liabilities relating to Sellers Guarantees, and (ii) shall indemnify and hold Sellers and/or Seller Subsidiaries harmless from and against any obligations and liabilities arising under or in connection with the Seller Guarantees, from which Sellers, Seller Subsidiaries, their respective Affiliates, officers, directors, direct or indirect shareholders, employees or agents have not been released by the Effective Time.

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7.	Third party consents, Purchaser’s indemnification covenants, release of payments and subcontracting

7.1	Acknowledgement of third party consent requirements

The Parties acknowledge that the debt releasing effect (die schuldbefreiende Wirkung) with respect to the assumption of the Sold Liabilities, Sold Contracts and the Sold Contract Parts under this Agreement vis-à-vis any third party will most likely require the consent of the respective third party (the “Third Party Assumption Consent”) pursuant to the law governing the respective legal relationship.

7.2	Reasonable efforts to obtain Third Party Assumption Consent

Parent Seller and the respective Seller Subsidiary shall use all reasonable efforts to obtain all necessary Third Party Assumption Consents without undue delay ideally prior to the Effective Time and Purchaser shall provide reasonable assistance to Parent Seller and/or the respective Seller Subsidiary, as the case may be.

7.3	Separation and split of Sold Contract Parts

Without undue delay after the Signing Date, Parent Seller and the respective Seller Subsidiary on the one side and Purchaser on the other side shall use all reasonable efforts to agree with the contractual parties of the Sold Contract Parts on a separation, split, transition, continuation, termination or cancellation, as the case may be, of the relevant contracts with respect to which Sold Contract Parts have been sold under or due to this Agreement, in order to perfect the transfer of the Sold Contract Parts and the retention of the Excluded Contract Parts.

7.4	Compensation for Third Party Assumption Consent

For the avoidance of doubt, and without prejudice to any right of Purchaser to withdraw from this Agreement under Section 13.6, if a Third Party Assumption Consent may only be obtained by payment of a compensation, penalty or similar charge to the respective third party, no member of Seller Group, nor, for the avoidance of doubt, Purchaser or any Affiliate of Purchaser, shall be liable for, or obliged to make, such payment or otherwise bear a compensation, penalty or similar charge.

7.5	Payments under Sold Contracts and/or Sold Contract Parts

7.5.1	Entitlement to receive payments

The respective Seller Subsidiary shall be entitled to keep any payments received under the Sold Contracts and/or the Sold Contract Parts if and to the extent such payments relate to periods prior to the Effective Time, while Purchaser shall be entitled to keep any payments received under Sold Contracts and/or the Sold Contract Parts if and to the extent such payments relate to periods on or after the Effective Time.

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7.5.2	Release of payments after Effective Time

If on or after the Effective Time either Purchaser or any of the Seller Subsidiaries, as the case may be, receives from a third party any amount in part or in full to be paid under any of the Sold Contracts, any of the Sold Contract Parts or under any other contract of any of the Seller Subsidiaries being part of the Excluded Items, which should, in accordance with the terms of this Agreement, have been paid to the respective other Party, then the Party having received such amount shall release (auskehren) it to the respective other Party as follows:

(a)	Each of the Seller Subsidiaries on the one hand and Purchaser on the other hand shall, by the end of each month, provide to the respective other Party a statement showing the amounts of any such incorrect payment received by them.

(b)	The aggregate amounts shown on the monthly statements of the respective Seller Subsidiary on the one hand and Purchaser on the other hand shall be automatically set off against each other upon receipt of the respective monthly statements by the respective Seller Subsidiary on the one hand and Purchaser on the other hand, and the net amount owed by the respective Seller Subsidiary to Purchaser (or vice versa, as the case may be) shall become due and payable (fällig) on the last Business Day of the subsequent month.

(c)	Should any of the Seller Subsidiaries or Purchaser, after having received the relevant monthly statements and after reasonable consultation, disagree as to the net amount payable, then (i) Parent Seller and Purchaser shall mutually agree on and appoint a public accounting expert (Wirschaftsprüfer), and (ii) in the event Parent Seller and Purchaser will not mutually agree on and appoint a public accounting expert (Wirschaftsprüfer) within another two (2) weeks or such expert does not accept the appointment within such time period, each of the respective Seller Subsidiaries and Purchaser may request the “Institut der Wirtschaftsprüfer in Deutschland e.V.”, Düsseldorf, to appoint an internationally-renowned accounting firm to act as a public accounting expert (Wirtschaftsprüfer), (the “Expert”) to determine the respective net amount(s) payable with final and binding effect for both Parties. The Expert shall also decide upon the final and binding allocation of his fees and expenses based upon the degree of success of both Parties. Once the Expert has been appointed, such Expert shall also decide upon any future disagreements as to the respective net amount payable of any future statements.

(d)	Section 7.5.2(a) through (c) shall apply from the Effective Time for a period of two (2) years with the proviso that the statements as referred to in Section 7.5.2(a) shall be provided on a quarterly basis during the second year only.

(e)	After two (2) years from the Effective Time, Section 7.5.2(a) through (c) shall apply mutatis mutandis with the proviso that only one (1) further statement shall be produced with respect to the time period of one (1) additional year by the end of such subsequent year and that the respective net amount shall be due on the last Business Day of the month following such subsequent year.

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7.6	Subcontracting

7.6.1	Internal relationship

The respective Seller Subsidiary and Purchaser shall,

(a)	for the period after the Effective Time until the necessary Third Party Assumption Consent has been obtained or the necessary condition required for the effective sale and transfer of an item of the Sold Business has been satisfied, or

(b)	for an indefinite period of time, if it is impossible or impracticable to obtain the Third Party Assumption Consent or to satisfy a condition required for the effective sale and transfer of an item of the Sold Business, or if the third party refused to grant the Third Party Assumption Consent, for the purposes of their internal relationship (im Innenverhältnis), conduct themselves in such a way as if the transfer of the respective item of the Sold Business had fully and effectively taken place as at the Effective Time. In these cases, the respective Seller Subsidiary shall, with regard to its external relationship (im Außenverhältnis), remain the owner of, debtor of, party to or responsible for the relevant item of the Sold Business, as the case may be, but will continue to hold and be responsible for the relevant item of the Sold Business in the internal relationship between the respective Seller Subsidiary and Purchaser for the account of Purchaser. With respect to any of the Sold Contracts and/or the Sold Contract Parts held by the respective Seller Subsidiary for the account of Purchaser, the respective Seller Subsidiary shall cause or permit the terms or conditions of the Sold Contracts and/or the Sold Contract Parts held by the respective Seller Subsidiary for the account of Purchaser to be modified without the prior written consent of Purchaser and Purchaser shall, vis-à-vis the other party of such Sold Contract and/or such Sold Contract Part and with regard to its external relationship, perform such Sold Contract and/or such Sold Contract Part, to the extent legally permissible, as subcontractor of the respective Seller Subsidiary for the account of the respective Seller Subsidiary (the “Subcontracting”). Further details of such subcontracting arrangement are set out in Annex3.4.1.

7.6.2	No Subcontracting

If and to the extent for any of the Sold Contracts and/or any of the Sold Contract Parts (i) the necessary Third Party Assumption Consent has not been obtained prior to the Effective Time and (ii) Subcontracting is legally not permissible, the respective Sold Contracts and/or the respective Sold Contract Parts shall be deemed not to have been transferred to Purchaser. Instead the respective Seller Subsidiary shall use reasonable efforts to terminate the respective Sold Contracts and/or the respective Sold Contract Parts vis-à-vis the third party as soon as possible and at its own costs and expenses. Purchaser shall use reasonable efforts to enter into a new contractual relationship regarding the respective terminated Sold Contracts and/or the respective terminated Sold Contract Parts with the respective third party as soon as practicable and the respective Seller Subsidiary shall use reasonable efforts to support Purchaser to enter into such new contractual relationship.

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8.	New Agreements between Sellers and Purchaser

At Closing, Seller Group and Purchaser shall enter into the following agreements:

(a) Intellectual property rights license agreement in the form attached hereto as Annex 8(a);

(b) intellectual property rights assignment agreement in the form attached hereto as Annex 8(b);

(c) lease agreements on office space and premises substantially in the form attached hereto as Annex 8(c);

(d) the umbrella transition service agreement (with individual transition service agreements attached thereto as annexes) in the form as attached hereto as Annex 8(d);

(e) OEM agreements for certain product supply and services which the parties will negotiate in good faith between Signing and Closing.

9.	Purchase Price

9.1	Fixed Purchase Price and Variable Purchase Price

Purchaser shall pay as consideration for the Sold Business a purchase price which is composed of a fixed purchase price and a variable purchase price.

9.2	Fixed Purchase Price

The fixed purchase price amounts to net * (the “Fixed Purchase Price”).

9.3	Variable Purchase Price

The variable purchase price shall be equal to the ET Working Capital as defined under Section 11.2.1 as at the Effective Time (the “Variable Purchase Price”). The Variable Purchase Price can be positive or negative.

9.4	Final Purchase Price

The aggregate amount of Fixed Purchase Price and Variable Purchase Price is hereinafter referred to as the “Final Purchase Price”.

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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9.5	Withholding Taxes

9.5.1	The Purchaser will be entitled to deduct and/or withhold from the Purchase Price or any other payment made or deemed to have been made pursuant to this Agreement and any of the Ancillary Agreements such amounts as the Purchaser is required or entitled to deduct and/or withhold under the applicable Tax laws with respect to the making of such payment. If Purchaser is furnished by the respective recipient of such payment with a certificate of exemption (Freistellungsbescheinigung) certifying that Purchaser may refrain from withholding any withholding Tax sufficiently in advance of the time at which Purchaser executes the respective payment to allow Purchaser to ascertain the legal implications of the certificate of exemption provided to it, Purchaser will refrain from making a deduction and/or withholding insofar as the certificate of exemption allows Purchaser to do so. All amounts properly withheld and deducted shall be treated as paid to the applicable recipient to the extent that such amounts are properly remitted to the appropriate authority.

9.5.2	To the extent the Purchaser believes that it is required to deduct or withhold from the Purchase Price or any payment made or deemed to have been made pursuant to this Agreement or any Ancillary Agreements, the Purchaser shall provide the Seller with timely notice of its intent to deduct or withhold, the amount it believes it is required to deduct or withhold, and the legal basis for the deduction or withholding requirement. To the extent the Seller timely raises any objections to the requirement to deduct or withhold (or determination of the amount of deduction or withholding), the Purchaser shall work in good faith with the Seller to resolve any differences as to the requirement to deduct or withhold and the amount of required deduction or withholding for so long as Purchaser considers it not unlikely that such resolution will be reached.

9.5.3	The Purchaser shall provide reasonable assistance to the respective Seller by providing it with appropriate documentation on the effected payment and the Taxes withheld in order to help it to obtain a Tax refund or credit under the applicable Tax Laws.

9.6	Final Purchase Price allocation

Parent Seller shall prepare a written statement allocating the Final Purchase Price on the Sold Business taking into account, to the extent possible considering the Accounting Principles, Purchaser’s requirement to comply with US GAAP (the “Allocation Statement”) and shall provide Purchaser with the Allocation Statement within reasonable time, but not later than eight (8) weeks after the Closing Date taking into account arm’s length principles. Parent Seller shall update the Allocation Statement and provide Purchaser with an updated statement (the “Updated Allocation Statement”) within ten (10) Business Days following the delivery of the ETWC Statement pursuant to Section 11.2.2.

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Should Parent Seller and Purchaser not agree on the appropriate allocation of the Final Purchase Price within four (4) weeks after the Parent Seller has received the Updated Allocation Statement, then Parent Seller and Purchaser shall each be entitled to allocate the Purchase Price as they deem necessary under their applicable statutory requirements.

9.7	ET Working Capital

9.7.1	Determination of ET Working Capital

The ET Working Capital shall be determined on the basis of the Working Capital as defined in Section 11.1 and the ETWC Statement as defined in Section 11.2.1.

9.7.2	ET Working Capital Estimate

No later than five (5) Business Days prior to the Scheduled Closing Date, Parent Seller shall submit to Purchaser in writing a reasonable and good faith estimate of the ET Working Capital which will be based on the last monthly financial report available before the Closing Date and which estimate shall take into account material accounting transactions occurred after such monthly financial report but before submission of the good faith estimate (the “ET Working Capital Estimate”). In the event the Scheduled Closing Date is deferred, Parent Seller shall be entitled to submit to Purchaser a revised ET Working Capital Estimate.

9.8	Closing Payment

9.8.1	At Closing, Purchaser shall pay

(a)	the Fixed Purchase Price less the Escrow Amount plus or minus, as the case may be, an amount equal to the ET Working Capital Estimate to the account specified in Section 11.2;

(b)	the Escrow Amount into the Escrow Account to secure any Escrow Claim (as defined below), in each case on the terms set out in Section 10.6 below.

If the ET Working Capital Estimate is negative and such negative ET Working Capital Estimate exceeds the amount of *, the Purchaser’s payment under Section 9.8.1(b) shall be reduced accordingly and any balance, if any, shall be paid into the Escrow Account. The Seller shall provide to the Purchaser for the amount of any such reduction an unconditional, irrevocable guarantee issued by a reputable German or Scandinavian bank payable on first demand (auf erstes Anfordern) with payment only to be made into the Escrow Account with a waiver of the ‘guarantor’s defenses of disputability (Anfechtbarkeit) and set-off (Aufrechnung).

9.8.2	*

9.9	Closing payment adjustments

If the ET Working Capital is greater than the ET Working Capital Estimate, Purchaser shall pay the balance to Seller Subsidiary 1 no later than ten (10) Business Days after the ET Working Capital has become final and binding in accordance with Section 11.2. If the ET Working Capital Estimate is greater than the ET Working Capital, Seller Subsidiary 1 shall pay the balance to Purchaser no later than ten (10) Business Days after the ET Working Capital has become final and binding in accordance with Section 11.2. The allocation of the Variable Purchase Price pursuant to Annex 9.3 shall apply on a pro-rata basis also to the allocation of the Closing payment adjustment in this Section 9.9.

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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9.10	VAT

The Parties assume that no VAT shall become payable with respect to the sale of the Sold Business pursuant to this Agreement. If and to the extent that VAT has been assessed in any jurisdiction with respect to the sale of the Sold Business pursuant to this Agreement against a Seller it shall become due and payable by the respective Purchaser in addition to the Final Purchase Price. In the event that VAT has been assessed, the Parent Seller shall or, as the case may be, shall cause the respective Seller to promptly submit an invoice in accordance with Section 14 German Value Added Tax Act or with any applicable similar foreign statutory law regulation. Any late payment interest or penalty payable on any applicable VAT shall be borne by Purchaser unless such delay has been caused by Sellers. Section 1.1 remains unaffected by the foregoing.

10.	Payment Terms

10.1	Payment terms

If not stated otherwise in this Agreement any payments under this Agreement shall be made by wire transfer in immediately available funds, value as at the relevant due date set out in this Agreement or otherwise provided by law, free of bank and/or any other charges.

10.2	Bank account of Seller Group

All payments to Seller Group under this Agreement shall be made to the following bank account of:

Owner of Account:	*
Bank, Place:	*
IBAN:	*
SWIFT Code:	*

or to such other bank accounts of which Parent Seller has notified Purchaser at least three (3) Business Days prior to the instructions for the respective wire transfer being given.

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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10.3	Fulfilling effect of payments on Seller Subsidiary 1 bank account

The Parties agree that any payment made in accordance with Section 10.2 shall also have fulfilling effect (Erfüllungswirkung) with respect to any payment obligation of Purchaser vis-à-vis Seller Subsidiaries.

10.4	Purchaser’s bank account

All payments to Purchaser under this Agreement shall be made to the following bank account of Purchaser:

Owner of Account:	*
Bank, Place:	*
IBAN:	*
SWIFT Code:	*

or to such other bank accounts of which Purchaser has notified Parent Seller at least three (3) Business Days prior to the instructions for the respective wire transfer being given.

10.5	Interest rate

Unless provided for otherwise in this Agreement, any payments due under this Agreement shall bear interest from and including the respective due date to, but not including, the date of actual payment, at the annual rate equal to 3-months EURIBOR rate as published on the website www.euribor-rates.eu at approx. 11:00 CET plus 2.5% on the Business Day immediately prior to the beginning date of the delay calculated as actual days divided by 360.

10.6	Terms of Escrow Account

The funds in the Escrow Account shall be held on the following terms:

10.6.1	Any bank or other charges in connection with the Escrow Account shall be charged to the Escrow Account.

10.6.2	Any interest generated on the Escrow Account (subject to any deduction of tax at source) shall be credited to the Escrow Account. The Parties agree that the funds contained in the Escrow Account shall be invested as one-month money (Monatsgeld) or day-to-day money (Tagesgeld), in each case as Parent Seller shall in its absolute discretion determine.

10.6.3	Subject to Section 10.6.5 below, the funds in the Escrow Account shall be retained for * months from Closing (the “Escrow Period”). At the end of the relevant Escrow Period and subject to Sections 10.6.4 through 10.6.5 below, the Escrow Amount shall be released to Parent Seller.

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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10.6.4	The Escrow Amount shall not be released to Parent Seller to the extent that Purchaser has notified Parent Seller prior to the expiry of the Escrow Period of any Guarantee Claim, claim under Section 14 or claims with respect to the * (any such claim jointly an “Escrow Claim”) (such notification to include a description of the underlying facts in reasonable detail and an estimate of the claimed amount). Purchaser’s right to refuse the release of relevant funds to Parent Seller ceases, however, if Purchaser has not, within six (6) months of such notification of an Escrow Claim commenced arbitration proceedings in accordance with Section 28.11 to pursue such Escrow Claim. Furthermore, such right to refuse the release of relevant funds is limited to the amounts specified as follows:

(a)	until the commencement of the arbitration proceedings: to the amount estimated by Purchaser in the aforementioned notification;

(b)	after the commencement of the arbitration proceedings and prior to the decision on the merits by the arbitration tribunal: to the amount Purchaser has claimed in such arbitration proceedings (if a claim for an exact amount has not been asserted, or has been asserted besides other claims, the amount in dispute estimated by Purchaser in its equitable discretion shall be relevant; such amount in dispute shall not be reduced by any reductions due to certain types of claims, but increased by the anticipated amount of the costs and expenses to be incurred by Purchaser);

(c)	after the aforementioned decision on the merits: to the amount of an Escrow Claim awarded to Purchaser by the arbitration tribunal; if the arbitration tribunal determines—aside from, or instead of, the foregoing award—that Purchaser is entitled to a payment under an Escrow Claim on its merits without determining the amount of such claims, the amount in dispute set forth in 10.6.4(b) shall remain applicable;

(d)	in the event of a compromise settlement between the Parties: to the amount agreed upon by the Parties, irrespective of the amounts set forth in 10.6.4(a) through (c).

In the event any amounts on the Escrow Account exceed the amount determined in accordance with 10.6.4(a) through (d), the balance shall then be released to Parent Seller.

10.6.5	To the extent that any Escrow Claim has been agreed upon by the Parties or determined by an award of the arbitration tribunal, the amount of such Escrow Claim shall be released from the Escrow Account to Purchaser.

10.6.6	The Parties undertake to issue instructions to the Bank of America for investments on and releases from the Escrow Account due under the above subsections in any case without undue delay and in writing.

10.6.7	Any rights and obligations of Purchaser under this Section 10.6 do not limit or restrict any claims and other rights of Purchaser under this Agreement. The Escrow Amount shall be held exclusively as security and collateral for any claims of Purchaser under this Agreement. Purchaser shall not be obligated to seek foreclosure on any such security or collateral.

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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11.	Working Capital, ET Working Capital, ETWC Statement

11.1	Working Capital definition

The “Working Capital” shall mean the amount equal to the balance of the aggregate amount of the Sold Inventory, pre-payments made (geleistete Anzahlungen) by Sellers or any of the Seller Subsidiaries under the Sold Contracts and the Sold Contract Parts,

less

the following of the Sold Liabilities: (v) pre-payments received (erhaltene Anzahlungen) by Sellers or any of the Seller Subsidiaries under the Sold Contracts and the Sold Contract Parts, (w) any other liabilities relating to the Transferred Employees, (x) warranty provisions for the Sold Contracts, (y) loss provisions for the Sold Contracts and (z) any other provisions related to the Sold Contracts.

A calculation example of Working Capital is attached as Annex 11.1.

11.2	ET Working Capital

11.2.1	ETWC Statement

The Working Capital as at the Effective Time shall be determined on the basis of an interim working capital statement for the Sold Business as at the Effective Time (the “ETWC Statement” and the Working Capital of the Sold Business as at the Effective Time so determined the “ET Working Capital”) which shall be prepared by Seller Subsidiary 1 in accordance with the Accounting Principles. The ETWC Statement may be revised with binding effect for the Parties in accordance with the provisions of Sections 11.2.2 to 11.2.4.

11.2.2	Delivery of ETWC Statement

Parent Seller shall deliver to Purchaser the ETWC Statement as soon as practicable, but no later than sixty (60) days, after the Closing Date including a calculation of the ET Working Capital based on the ETWC Statement.

11.2.3	Revised ETWC Statement

The ETWC Statement including the ET Working Capital shall be final and binding between the Parties unless Purchaser objects to the ETWC Statement including the ET Working Capital in writing within thirty (30) days after receipt of the ETWC Statement by providing Parent Seller within an additional sixty (60) days after receipt of the written objection to the ETWC Statement by Parent Seller with a written report asserting that the ETWC Statement including the ET Working Capital is incorrect or incomplete by way of

(a)	stating specific objections to specific items, and

(b)	submitting a revised ETWC Statement including the ET Working Capital (the “Revised ETWC Statement” prepared by or on behalf of Purchaser and taking into account the changes that are necessary in Purchaser’s view. Any costs incurred by Purchaser in accordance with the Revised ETWC Statement shall be borne by Purchaser.

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11.2.4	ETWC dispute resolution

If Parent Seller and Purchaser cannot agree on the changes shown in the Revised ETWC Statement within one (1) month following delivery of the Revised ETWC Statement, then (i) Parent Seller and Purchaser shall mutually agree on and appoint a public accounting expert (Wirschaftsprüfer), and (ii) in the event Parent Seller and Purchaser will not mutually agree on and appoint a public accounting expert (Wirschaftsprüfer) within another two (2) weeks or such expert does not accept the appointment within such time period, each of Parent Seller and Purchaser may request the “Institut der Wirtschaftsprüfer in Deutschland e.V.”, Düsseldorf, to appoint an internationally, renowned accounting firm to act as a public accounting expert (Wirtschaftsprüfer), (the “ETWC Statement Expert”) to determine the correct ETWC Statement including the ET Working Capital with final and binding effect for both Parties. The ETWC Statement Expert shall also decide upon the final and binding allocation of his fees and expenses based upon the degree of success of both Parties. To the extent that the ETWC Statement Expert requests any advance payment, Parent Seller and Purchaser shall make such advance payment in equal parts, such prepayment being taken into account by the ETWC Statement Expert in his decision on the allocation of his fees and expenses.

12.	Customer Continuity

12.1	Fixed Compensation

*

12.2	Variable Compensation

*

12.3	Payment terms

*

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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13.	Closing; Closing Conditions

13.1	Closing; Closing Date

The Parties shall effect the consummation of the transactions contemplated by this Agreement (the “Closing”) at the offices of Bird & Bird LLP in Pacellistraße 14, 80333 Munich, Germany at 10:00 a.m. hours CET on the respective NSN cut-off day (as forth in Annex 13.1) that (i) directly follows the date on which the last of the Positive Closing Conditions (as defined below) has been satisfied or been waived by Purchaser (the “1st Cut-Off Day”) provided that the last Closing Condition has been satisfied ten (10) Business Days prior to such NSN cut-off day at the latest (the “Cut-Off Deadline”), or (ii) directly follows the 1st Cut-Off Day if the Cut-Off Deadline has not been met, however, in no event prior to 30 March 2012 (the latter date the “Scheduled Closing Date”), or at such place and time Parent Seller and Purchaser will have agreed upon. The date at which Closing actually occurs shall heretofore and hereinafter be referred to as the “Closing Date”.

13.2	Closing Conditions

13.2.1	Joint Closing Condition

The obligation to carry out the Closing shall be subject to the satisfaction of the following condition precedent (aufschiebende Bedingung) to Closing (the “Joint Closing Condition”):

the employment relationships (Anstellungsverhältnisse) of * Seller Group Employees have passed to Purchaser either by way of transfer of business or because they have entered into a tripartite agreement with Purchaser and their current employer and the time in which the respective Seller Group Employee can still object to the transfer of business has lapsed,

13.2.2	Purchaser Positive Closing Conditions

Purchaser shall only be obliged to carry out the Closing if – in addition to the Joint Closing Condition – each of the following conditions precedent (aufschiebende Bedingungen) has been satisfied (together with the Joint Closing Condition the “Purchaser Positive Closing Conditions”):

(a)	The employment relationships (Anstellungsverhältnisse) of the individuals listed in Annex 13.2.2(a) (the “Key Individuals”) have passed to Purchaser either by way of transfer of business and the time in which the respective Key Individual can still object to the transfer of business has lapsed or because they have entered into a tripartite agreement with Purchaser and their current employer;

(b)	legally binding consents to the transfer of the contractual relationships listed in Annex 13.2.2(b) have been obtained and delivered to Purchaser;

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(c)	Purchaser shall have obtained the information and documents regarding the IT systems pertaining to the Sold Business and in the form as set out in Annex 13.2.2(c);

(d)	a period of one month has lapsed since the Seller Subsidiary 1 Employees Information Letter has been sent to the Seller Subsidiary 1 Employees transferring to Purchaser under Section 613a of the German Civil Code;

(e)	(i) Nokia Corporation and Purchaser have signed a license agreement substantially in the form of Annex 13.2.2(e)(y) and (ii) Siemens AG and Purchaser have signed a license agreement substantially in the form of Annex 13.2.2(e)(z);

(f)	the * Seller Group Employees as referred to in Section 13.2.1 shall be composed in accordance with Annex 13.2.2(f);

(g)	Seller Subsidiary 1 and the relevant NSN works council(s) have entered into a conciliation of interests allowing to separate the Sold Business from NSN’s remaining business (Betriebsspaltungen) and to relocate the Sold Business to other premises (Betriebsverlagerungen) or the conciliation board (Einigungsstelle) has determined in accordance with Section 112 German Works Constitution Act (Betriebsverfassungsgesetz) that a conciliation of interests as described above has failed;

(h)	the Parties have opened a joint bank account with * (herein referred to as the “Escrow Account”).

13.2.3	Sellers Positive Closing Condition

Sellers shall only be obliged to carry out the Closing if – in addition to the Joint Closing Conditions –the following condition precedent (aufschiebende Bedingung) has been satisfied (the “Sellers Positive Closing Condition”; the Purchaser Positive Closing Conditions and the Sellers Positive Closing Condition jointly referred to as the “Positive Closing Conditions”):

Purchaser has established the Affiliates of Purchaser listed in subsection A of Annex 13.2.3 and has provided written evidence regarding the initiation of the establishment of the Affiliates of Purchaser listed in subsection B of Annex 13.2.3.

13.2.4	Purchaser Negative Closing Condition

Purchaser shall further only be obliged to carry out the Closing if the following (the “Purchaser Negative Closing Condition) did not occur:

A change, circumstance, event or effect has occurred or become known by either Purchaser or any of the Sellers since the Signing Date, with respect to the Sold Business that individually has a material adverse effect on the assets and liabilities, financial or profit situation or business operations, of the Sold Business, in each case being outside the Ordinary Course of Business and in excess of * (a “Material Adverse Change”).

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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For the avoidance of doubt, Purchaser shall bear the burden of proof that the Purchaser Negative Closing Condition has occurred. In the event that Purchaser refuses to close because Purchaser is of the opinion that the Purchaser Negative Closing Condition occurred, although the Purchaser Negative Closing Condition has in fact not occurred or could have been remedied by Seller Group prior to the Scheduled Closing Date, Purchaser shall indemnify Seller Group for all losses and detriments which Seller Group has suffered because Closing has not occurred or will not occur.

13.3	Waiver of Purchaser Closing Conditions

Purchaser shall be entitled in its absolute discretion, by written notice to Seller, (i) to waive the Purchaser Positive Closing Conditions and the Purchaser Negative Closing Condition with the exception of the Joint Closing Conditions either in whole or in part or (ii) to request from Seller to carry out the Closing. Any such waiver shall not preclude the exercise of any other right or remedy of Purchaser under this Agreement.

13.4	Waiver of Sellers Positive Closing Condition

Sellers shall be entitled in their absolute discretion, by written notice to Purchaser, (i) to waive the Sellers Positive Closing Condition either in whole or in part or (ii) to request from Purchaser to carry out the Closing. Any such waiver shall not preclude the exercise of any other right or remedy of Sellers under this Agreement.

13.5	Obligations with respect to the Closing Conditions

13.5.1	The Parties shall use all reasonable endeavors to ensure that the Closing Conditions are fulfilled as soon as possible after the Signing Date.

13.5.2	The Parties shall inform each other without undue delay (unverzüglich) in each case as soon as any of the Positive Closing Conditions has been satisfied.

13.6	Right of Withdrawal

13.6.1	Each Party shall have the right to withdraw (zurücktreten) from this Agreement by written notice by the rescinding Party to the other Party if Closing has not occurred three (3) months after the Scheduled Closing Date.

13.6.2	In the event this Agreement is terminated due to withdrawal, the provisions set forth in Sections 19.8, 25, 26, 28.10 and 28.11 shall survive.

13.7	Closing and Closing Events

At the Closing, the Parties shall carry out the following actions as set out in Sections 13.7.1 through 13.7.3 (the “Closing Events”). Regardless of the order of the Closing Events set out below, each Closing Event shall only be deemed to have been carried out and become effective once all Closing Events have been carried out.

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13.7.1	Deliveries of Parent Seller

Parent Seller shall deliver to Purchaser the following:

(a)	an updated version of Annex 3.1.2(b), current as per three (3) Business Days prior to the Effective Time;

(b)	one or several DVDs, containing the entirety of all documents uploaded to the electronic data room administered by * under the project name * (both regular data room and cleanroom), irrespective of whether such documents have been deleted from the electronic data room at a later point in time;

(c)	documentation evidencing all Third Party Assumption Consents received until the Closing Date;

(d)	resolutions of the board of directors of the Parent Seller approving the Transaction.

13.7.2	Deliveries of Purchaser

Purchaser shall

(a)	deliver evidence to Seller Subsidiary 1 on the existence of Affiliate Purchaser(s), if any, as at Closing;

(b)	resolutions of the board of directors of Purchaser’s Parent approving the Transaction;

(c)	make the payments set out in Sections 9.8.1(a) and (b).

13.7.3	Mutual deliveries

The relevant Parties shall subsequently execute, or provide, if executed prior to Closing, in the respective form:

(a)	The agreements as set forth in Section 8;

(b)	Transfer, assignment and assumption agreements for those parts of the Sold Business being sold pursuant to Sections 6.1.2, 6.2.2, 6.3.2(a) and (b), substantially in the form as attached as Annex 13.7.3(b) and in accordance with any applicable local laws.

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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13.8	Granting of possession

13.8.1	Sold Assets of Seller Subsidiary 1 located in Germany

Seller Subsidiary 1 shall grant possession of the Sold Seller Subsidiary 1 Assets which are located in Germany on the Closing Date at Sellers’ cost as follows:

(a)	If and to the extent that Purchaser or the respective Affiliate Purchaser or the respective other Affiliate of Purchaser does not receive direct possession (unmittelbarer Besitz) of the Sold Seller Subsidiary 1 Assets on the Closing Date, Seller Subsidiary 1 hereby agrees, subject to the fulfilment of the Closing Events, as from the Closing Date, to hold the respective Sold Seller Subsidiary 1 Assets for the account, at the risk and the expense of, and as agent in accordance with Sections 930, 868 BGB (Besitzmittler) for, Purchaser and/or Affiliate Purchaser(s), if any, or the respective other Affiliates of Purchaser. Seller Subsidiary 1 shall deal with the respective Sold Seller Subsidiary 1 Assets in accordance with the reasonable instructions received from Purchaser and/or Affiliate Purchaser(s), if any and/or the respective other Affiliates of Purchaser.

(b)	If and to the extent that Seller Subsidiary 1 is not in the direct possession of the Sold Seller Subsidiary 1 Assets on the Closing Date, Seller Subsidiary 1 assigns (abtreten) its claims for delivery (Herausgabeanspruch) of the respective Sold Seller Subsidiary 1 Assets against the respective third party to Purchaser and/or Affiliate Purchaser(s), if any, or the respective other Affiliates of Purchaser pursuant to Section 931 BGB.

13.8.2	Sold Assets located outside of Germany

Sellers shall procure that on the Closing Date or at the latest ten (10) Business Days thereafter, the respective Seller Subsidiaries grant Purchaser or the respective Affiliate Purchaser or the respective other Affiliate of Purchaser, as the case may be, possession of Sold Assets which are not located in Germany in accordance with local laws. Provided that Purchaser has set up local entities in accordance with the respective local laws in each country where parts of the Sold Assets are located and to which the Seller Group can validly transfer the respective part of the Sold Assets prior to or on the Closing Date, any costs related to the prior sentence shall be borne by Sellers; otherwise, any such costs shall be borne by Purchaser if and to the extent they exceed the costs otherwise to be borne by the Seller Group.

13.9	Burden of risk and allocation of benefits

With respect to any particular Sold Asset sold, assigned and transferred pursuant to this Agreement, the risk of any incidental loss (zufälliger Untergang) or any incidental deterioration (zufällige Verschlechterung) of any such Sold Asset shall pass to Purchaser as at the Effective Time. The benefits and burdens (Nutzungen und Lasten) of all such Sold Assets shall accrue to Purchaser with effect as at the Effective Time. In particular, Purchaser shall, except as expressly otherwise provided for in this Agreement, be solely responsible and liable for costs involved in or associated with any investments relating exclusively or predominately to the Sold Business which are incurred on or after the Effective Time, including all costs of any reorganizations, redundancies or shut-downs initiated by Purchaser and carried out after Closing.

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13.10	Closing Confirmation

At the Closing Date, immediately after all Closing Events have occurred, the Parties shall confirm to each other in writing (the “Closing Confirmation”) that all Closing Conditions and Closing Events have been duly fulfilled or waived and that Closing has occurred.

14.	Guarantees by Sellers

Sellers hereby guarantee to Purchaser by way of an independent guarantee (selbständige Garantie) pursuant to Section 311 para. 1 BGB that the statements set forth in this Section 14 are complete, correct and not misleading, in each case as at the Signing Date and the Closing Date, unless it is specifically provided for that a guarantee shall be made as at a different date. Between Signing Date and Closing Date, Sellers may update any Annexes or Schedules under this Section 14 only if an update is expressly provided for in relation to a specific Annex or Schedule. For the avoidance of doubt, the underlying facts resulting in such an update shall not create any liability for Sellers.

14.1	Status of Seller Group

14.1.1	Parent Seller Status

Parent Seller has been duly established and validly exists as a Dutch limited liability company (besloten vennootschap met beperkte aansprakelijkheid—B.V.) under the laws of The Netherlands.

14.1.2	Seller Subsidiary 1 status

Seller Subsidiary 1 has been duly established and validly exists as a German private limited partnership (Kommanditgesellschaft) under the laws of Germany.

14.1.3	Seller Subsidiaries 2 through 34 status

Seller Subsidiaries 2 through 34 have been duly established and validly exist in the legal form as set forth in Annex 1C under the applicable local laws.

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14.1.4	Full authority

Each of the Sellers has the unrestricted right, power, authority and capacity to execute and consummate this Agreement and the transactions contemplated therein. All required approvals of any corporate bodies of Sellers and Seller Subsidiaries have been given.

14.1.5	No insolvency

No bankruptcy, insolvency or judicial composition or similar proceedings have been initiated or applied for under any applicable law regarding any of the Sellers, any of the Seller Subsidiaries or their assets, nor have any legal proceedings or other enforcement measures been initiated or applied for with respect to the legal estate (Vermögen) or individual assets of any of the Sellers or the Seller Subsidiaries. There exist no circumstances that would justify the opening of such proceedings in the future; in particular, none of the Sellers and the Seller Subsidiaries is over-indebted (überschuldet) or illiquid (zahlungsunfähig), nor is over-indebtedness or illiquidity impending.

14.1.6	No violation of legal provisions

The execution and consummation of this Agreement and of the transactions contemplated therein by Sellers and Seller Subsidiaries does not violate the articles of association or any partnership agreements or other corporate documents.

14.2	Validity of this Agreement

This Agreement constitutes legal, valid and binding obligations of Sellers.

14.3	Financials

*

14.4	Information Technology

Any computer hardware, software, firmware, and other information technology used by the Business and that belongs to the Sold Business (herein referred to as the “Information Technology”), is either owned or validly leased or licensed to the respective Seller or Seller Subsidiary for a period of at least up to the Closing Date. There are no circumstances in which the ownership, benefit, or right to use any Information Technology may be lost, or rendered liable to termination, by virtue of the performance of this Agreement, other than consent requirements.

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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The Information Technology has the necessary capacity to fulfill the requirements of the Sold Business. The elements of the Information Technology are functioning properly and have not been materially defective or materially failed to function during the last two (2) years. There have been no interruptions, virus outages or data loss in the Business which have had a material adverse effect on such Business. Sellers have taken all measures customary for the Business to prevent unauthorized access to the Information Technology and/or impairment of the Information Technology by computer viruses or similar programs. Sellers make regularly and sufficiently backup files of the software, data and databases used by them and prevent such software, data and databases from third parties’ access.

14.5	Title to and condition of the Sold Assets

14.5.1	Title to the Sold Assets (General)

To the extent not indicated otherwise in Schedule 14.5.1(a), the sale and transfer of the Sold Assets does not require the consent and does not infringe the rights of third parties. Sellers and/or Seller Subsidiaries have the right to freely dispose of the Sold Assets. The Sold Assets (including the Leased Assets), comprise all material assets used in connection with and necessary to carry on the Sold Business as operated at the Signing Date. With the exception of the Leased Assets (as defined below) and of the assets listed in Schedule 14.5.1(b), the Parent Seller or any of the Seller Subsidiaries hold all rights, title and interest to or in all of the Sold Assets. The Sold Assets are free of any encumbrances or any other rights in favor of third parties with the exception or retention of title rights (Eigentumsvorbehalte) incurred in the ordinary course of business. Upon transfer of the Sold Assets, Purchaser shall acquire full and unrestricted title to the Sold Assets, free and clear of any rights of third parties, with the exception of the Leased Assets (as defined below) and of the assets listed in Schedule 14.5.1(c). Sellers shall be entitled to update Schedules 14.5.1 (a) to (c) with regards to facts and circumstances that occurred between the Signing Date and Closing, provided that such disclosure does not limit the guarantee as of the Signing Date.

14.5.2	Leased Assets

Annex 14.5.2 includes a complete and correct list of all assets related to the Business leased by any of the Sellers or the Seller Subsidiaries from any third party (the assets listed or to be listed in Annex 14.5.2 the “Leased Assets”). Sellers shall be entitled to update Annex 14.5.2 with regards to facts and circumstances that occurred between the Signing Date and Closing, provided that such disclosure does not limit the guarantee as of the Signing Date.

14.5.3	Condition of Sold Assets

Except as indicated otherwise in Schedule 14.5.3, the Sold Assets and the Leased Assets are in good operating condition and repair (ordinary wear and tear excepted) which is sufficient to carry on the Sold Business in the ordinary course of business and substantially in the same fashion and manner as conducted prior to the Closing Date.

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14.5.4	Sold Fixed Assets

The Sold Fixed Assets are legally and beneficially owned and lawfully possessed by the respective Seller or the respective Seller Subsidiary unless sold in the ordinary course of business. Such Sold Fixed Assets are not charged or otherwise encumbered with third party rights. Exempted from the two foregoing sentences are transfers for security purposes (Sicherungsübereignungen), retention of title rights (Eigentumsvorbehalte) or statutory liens securing liabilities incurred in the ordinary course of business by the respective Seller or Seller Subsidiary with respect to the Sold Business.

14.5.5	Sold Inventory

The Sold Inventory is legally and beneficially owned and lawfully possessed by Seller or the respective Seller Subsidiary unless sold in the ordinary course of business. Such current assets are not charged or otherwise encumbered with third party rights. Exempted from the two foregoing sentences are transfers for security purposes (Sicherungsübereignungen), retention of title rights (Eigentumsvorbehalte) or statutory liens securing liabilities incurred in the ordinary course of business by Seller or by a Seller Subsidiary with respect to the Sold Business.

The finished goods are in sound, serviceable and marketable condition.

14.6	Key Customers

Annex 14.6 contains, as of the Signing Date, a complete and correct list of the twenty (20) key customers of Sellers and Seller Subsidiaries in relation to the Sold Business as identified and agreed upon between the Parties already prior to the Signing Date, in each case indicating past approximate business volume.

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14.7	Material Agreements

14.7.1	Sold Material Agreements

Annex 14.7.1 contains a complete and correct list of agreements (whether express or implied and whether entered into in writing or orally, in each case as amended) to which any of the Sellers and the Seller Subsidiaries is a party with respect to the Sold Business and which belong to the agreements assumed pursuant to Sections 3.3.1 and 3.4.1 and which have not yet been fully performed—including any secondary, accessory, contingent or future obligations—by all parties to such agreements, and falling within one or more of the following categories (collectively the “Sold Material Agreements”):

(a)	agreements relating to the acquisition, sale or encumbrance of real property or rights similar to real property (grundstücksgleiche Rechte);

(b)	agreements relating to the acquisition, sale or encumbrance of fixed assets, with a value of * or more in the individual case, and agreements relating to the acquisition or sale of enterprises, businesses or parts thereof;

(c)	usufruct (Nießbrauch), rental, lease or leasing agreements (Miet- oder Leasingverträge) which impose annual payments of * or more in the individual case on any of the Sellers or the Seller Subsidiaries;

(d)	license agreements entered into by any of the Sellers or the Seller Subsidiaries as licensor or licensee which impose annual payments of * or more in the individual case on the respective Seller or Seller Subsidiary;

(e)	loan or other credit agreements entered into by any of the Sellers or the Seller Subsidiaries as lender or borrower (except for customary extensions of payment periods for receivables or payables granted or received in the ordinary course of business) as well as factoring agreements;

(f)	agreements with authorized dealers (Vertragshändler) or commercial agents (Handelsvertreter);

(g)	employment agreements, service agreements or agreements with advisors or consultants providing for an annual remuneration of * or more in the individual case;

(h)	agreements relating to profit or revenue participations (including employee participation schemes), stock options, and similar agreements or schemes;

(i)	collective bargaining agreements (Tarifverträge) (including company collective bargaining agreements (Firmentarifverträge)) to which any of the Sellers or the Seller Subsidiaries is subject, including those effected by virtue of a decree of universal application (Allgemeinverbindlichkeitserklärung), shop agreements and in-house labor practices (betriebliche Übungen);

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(j)	joint venture, consortium, cooperation or similar agreements with third parties as well as any agreements which may have a restrictive impact on competition;

(k)	agreements or obligations which have been entered into or incurred outside the ordinary course of business;

(l)	other agreements and obligations which (i), to Sellers’ Knowledge, impose annual payments of * or more in the individual case on any of the Sellers or the Seller Subsidiaries, or (ii) the breach or termination of which could have a material adverse effect on the Sold Business.

All Sold Material Agreements are at arm’s length terms, valid, legally binding and enforceable. Since the Signing Date, none of the Sold Material Agreements has been terminated or materially amended. None of the Sellers and none of the Seller Subsidiaries has given or received any notice of ordinary or extraordinary termination to or from any counterparty with respect to any Sold Material Agreement. None of the Sold Material Agreements can be terminated as a consequence of the execution or consummation of this Agreement. There are no circumstances foreseeable due to which a Sold Material Agreement could be terminated for cause or otherwise subject to extraordinary termination. Sellers may update Annex 14.7.1 with regards to facts and circumstances that occurred between the Signing Date and Closing, provided that such disclosure does not limit the guarantee as of the Signing Date.

14.7.2	Performance of Sold Contracts

To Sellers’ Knowledge, the Sold Contracts are in full force and effect and are enforceable against the parties thereto in accordance with their respective terms. To Sellers’ Knowledge, Sellers and Seller Subsidiaries have performed and complied with all material obligations under the Sold Contracts and Seller Subsidiaries have not received any written information regarding any actual or possible material violation of any Sold Contracts.

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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14.8	Employees

14.8.1	Seller Group Employees

*

14.8.2	Pensions

*

14.8.3	Payments to Seller Group Employees / compliance

*

14.8.4	No promise to increase salaries

*

14.8.5	No payment obligations triggered by the execution of this Agreement

*

14.8.6	Key Individuals

*

14.8.7	Strikes and other labor dispute actions

*

14.8.8	No labor litigation

*

14.8.9	No notices of termination

*

14.8.10	No job and/or site guarantees

*

14.9	Permits

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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14.9.1	Annex 14.9.1 (a) contains a complete, correct and not misleading set of copies of all official permits, permissions, prohibitions, interdictions, sanctions (Auflagen), conditions (Bedingungen) and other official notifications (Bescheide) and orders (Verfügungen) of any authority, however, excluding any changes of laws and regulations (together “Official Notification(s)”) pertaining to the Sold Business or parts thereof which are still valid and in force and have been received by the respective Seller Subsidiary 1, Seller Subsidiary 8 or Subsidiary 10 at least one (1) month prior to the Signing Date or Closing, as the case may be (the “Key Country Official Notifications”). To Sellers’ Knowledge, Annex 14.9.1 (b) contains a complete, correct and not misleading set of copies of Official Notifications received any other Seller Subsidiary (“Country Official Notifications”) The Key Country Official Notifications and, to Sellers’ Knowledge, the Country Official Notifications, have been duly observed and will be duly observed until and including the Closing Date. The execution and consummation of this Agreement will not contravene any Key Country Official Notification and, to Sellers’ Knowledge, any Country Official Notifications. No Key Country Official Notification and, to Sellers’ Knowledge, no Country Official Notification, has been or is about to be revoked, suspended, annulled, restricted, tightened or otherwise modified as a whole or in part, and there are no circumstances which would justify such modification in the future. For the avoidance of doubt, any Official Notifications issued for the benefit of or to Sellers Group and that are tied to the respective local entity, such as export control licenses, are not transferred to Purchaser or any of its Affiliates under this Agreement.

14.9.2	Annex 14.9.2 (a) contains a complete, correct and not misleading list of all public subsidies, allowances, aids and other public grants, in particular, without limitation, within the meaning of Article 87 of the EC Treaty (the “Public Grants”) granted to any of the Sellers or the Seller Subsidiaries 8 and 10 with respect to the Sold Business under which Sellers or Sellers Subsidiaries 8 and 10 are as of the Effective Time still subject to obligations, specifying the type, amount and material terms and conditions of such Public Grants (the “Key Country Public Grants”). To Sellers’ Knowledge, Annex 14.9.2 (b) contains a complete, correct and not misleading list of Public Grants granted to any other Seller Subsidiaries with respect to the Sold Business under which such Seller Subsidiaries are as of the Effective Time still subject to obligations, specifying the type, amount and material terms and conditions of such Public Grants (the “Country Public Grants”). All Key Country Public Grants and, to Sellers’ Knowledge, all Country Public Grants, have been applied for, received and used only in accordance with applicable regulations. Except as disclosed in Schedules 14.9.2(a) and (b), the Key Country Public Grants and, to Sellers Knowledge, the Country Public Grants, will remain in full force and effect and available for use by Purchaser with respect to the Sold Business on identical terms and conditions as previously applicable and will, in particular, not have to be repaid as a result of the consummation of this Agreement or due to any other circumstances. None of the Sellers and the Seller Subsidiaries is under any obligation to maintain a certain number of employees at any location or in any region, or to maintain any business at all or in any region, under the terms of any of the Key Country Public Grants and, to Sellers’ Knowledge, any Country Public Grants, and no such obligation of Purchaser will be triggered by the execution and consummation of this Agreement.

14.9.3	Seller may update Annexes 14.9.1 (a) and (b) as wells as 14.9.2 (a) and (b) with regards to facts and circumstances that occurred between the Signing Date and Closing, provided that such disclosure does not limit the guarantee as of the Signing Date.

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14.10	No Litigation

To Sellers’ Knowledge, except as disclosed in Schedule 14.10(a), there are (as per the Signing Date) no court litigation, arbitration, governmental investigations or inquiries, or administrative procedures initiated (anhängig), pending (rechtshängig) or threatened by or against any of the Sellers or the Seller Subsidiaries with respect to the Sold Business exceeding an amount in dispute of *.

Within the past three (3) years prior to the Signing Date, no judicial, arbitral or administrative litigation or other proceedings concerning the Sold Business and with a value in dispute of more than * other than those disclosed in Schedule 14.10(b) have been settled. The aforesaid shall apply mutatis mutandis to any judicial, arbitration or administrative litigation or other proceedings against managing directors, similar executives, supervisory board members, members of other corporate bodies or employees of the any of the Sellers or the Seller Subsidiaries arising from or in connection with their occupation with any of the Sellers or the Seller Subsidiaries.

14.11	Product Quality

Except as disclosed in Schedule 14.11(a), there are no claims based on product liability (Produkthaftung), product or service warranty or similar legal cause initiated (anhängig), pending (rechtshängig) or threatened against any of the Sellers or the Seller Subsidiaries relating to the Sold Business involving, in each case, an amount in excess of *. Except as disclosed in Schedule 14.11(b), within the past three (3) years prior to the Signing Date, none of the Sellers or the Seller Subsidiaries have, voluntarily or because they were under a statutory obligation to do so, recalled products or remedied defect products in connection with a product recall or issued a product warning to customers or consumers.

14.12	Compliance with Regulations

The Sold Business has been conducted in all material respects in compliance with all applicable legal provisions within the last three (3) years.

Neither any of the Sellers or of the Seller Subsidiaries, nor any managing director, similar executive, supervisory board member or other member of a corporate body of any of the Sellers or the Seller Subsidiaries or any of their employees have, in relation to the Sold Business, granted or promised any bribes (Schmiergelder) or other unlawful benefits (the “Undue Advantage”). None of the foregoing have accepted or been promised such Undue Advantage.

14.13	Conduct of Business

From the beginning of the current fiscal year through the Signing Date, the Sold Business has been conducted exclusively in the ordinary course of business, with the standard of care of a prudent merchant (mit der Sorgfalt eines ordentlichen Kaufmanns) and consistent with prior practice, it being understood that Sellers and Seller Subsidiaries have since February 2011 not actively pursued new business opportunities with existing or new customers.

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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14.14	No Brokerage

Except as disclosed in Schedule 14.14 none of the Sellers or the Seller Subsidiaries is under any obligation to pay any brokerage, finder’s fee, commission, advisors’ fee, bonus, extra compensation, severance payment or other incentive to any third party in connection with the initiation, execution or consummation of the Transaction that would constitute a Sold Liability.

15.	Remedies of Purchaser and Third Party Claims

15.1	Purchaser’s remedies

15.1.1	If and to the extent any of the statements in Section 14 is incomplete, incorrect or misleading (a “Seller Breach”), Sellers shall put Purchaser and/or, in Purchaser’s absolute discretion, any of the Affiliates of Purchaser within a period of one (1) month after receipt of a Breach Notice (as defined in Section 15.4 below) in the same position they would have been in had the statement been complete, correct and not misleading (“Restitution in Kind”—Naturalrestitution). To the extent that such Seller Breach consists in the existence of a liability, Purchaser’s right to demand restitution in kind shall include the right to demand a full indemnification with respect to such liability.

15.1.2	If Restitution in Kind as contemplated in Section 15.1.1 is impossible, or insufficient to fully compensate Purchaser, Sellers shall pay monetary damages (Schadenersatz in Geld) to Purchaser and/or, in Purchaser’s absolute discretion, to any of the Affiliates of Purchasers. If Restitution in Kind is fully impossible, such monetary damages shall substitute the Restitution in Kind; otherwise, monetary damages may be claimed by Purchaser in addition to Restitution in Kind.

15.1.3	If and to the extent that Sellers fail to provide Restitution in Kind within the period set forth in Section 15.1.1, Purchaser shall, in its absolute discretion, in whole or in part and in lieu of their right to demand Restitution in Kind, have the right to demand that Sellers shall pay monetary damages to Purchaser and/or, in Purchaser’s absolute discretion, to any of the Affiliates of Purchaser in such amount as would be necessary to effect the Restitution in Kind. Until Sellers have fully performed, Purchaser may freely modify its claim.

15.2	Definition of Damage

“Damage” shall mean all damages recoverable pursuant to Sec. 249 et seq. BGB.

15.3	Advantages

Any advantages of Purchaser resulting from a Seller Breach (Vorteilsausgleich) and any rights of Purchaser against any third party for compensation for Damages shall be taken into account, even if Purchaser ceases to pursue reasonable actions to receive such advantages or rights upon becoming aware of the facts causing the Seller Breach. Unless provided otherwise herein, Sections 249 through 254 BGB shall apply.

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15.4	Breach Notice

In the event that after Closing Purchaser obtains knowledge of a Seller Breach, Purchaser shall within sixty (60) days after discovery of the existence of a Guarantee Claim notify a Seller providing Purchaser’s reasoning for a potential claim as well as a description of the underlying facts in reasonable detail and an estimate of the claimed amount (the “Breach Notice”).

15.5	Exclusion of liability

Purchaser shall not be entitled to raise any claim in connection with a Seller Breach (a “Guarantee Claim”), if and to the extent

(a)	an issue giving rise to a Guarantee Claim is covered under an insurance policy of or transferred to Purchaser;

(b)	the underlying facts, circumstances or events forming the basis of Guarantee Claim were positively known by Purchaser at the Signing Date;

(c)	have been disclosed to Purchaser in this Agreement and/or its Annexes and Schedules; or

(d)	the Damage is higher than it otherwise would have been as a result of Purchaser having failed to

(aa)	provide Parent Seller with a Breach Notice within the time period as set forth in Section 15.4,

(bb)	give Parent Seller the opportunity to remedy the incorrectness within the time period pursuant to Section 15.1.1,

(cc)	use reasonable efforts to mitigate the Damage,

(dd)	comply with its obligations under Section 15.6.

(e)	Purchaser has caused (verursacht oder mitverursacht) such Guarantee Claim.

15.6	Third Party Claims

Purchaser shall without undue delay (unverzüglich) give notice to Parent Seller of any claim, suit, action, audit or proceeding brought by a third party, including, without limitation, any government or tax authority, in respect of which Purchaser may seek any remedy against any of the Seller Subsidiaries hereunder (a “Third Party Claim”).

15.7	Full access to information and participation rights of Parent Seller and/or Seller Subsidiaries

Purchaser shall ensure that Parent Seller is provided with all materials, information, documents and assistance relevant in relation to the Third Party Claim, be given reasonable opportunity to comment or discuss with Purchaser any measures which Parent Seller and/or the respective Seller Subsidiary may propose to take or to omit in connection with a Third Party Claim, and in particular Parent Seller shall be given without undue delay an opportunity to comment on, participate in (directly or through its Seller Subsidiaries), be provided with copies of and review any reports, orders (Bescheide), decisions, filings, motions and other documents of any court, authority or party to the conflict, including all relevant Tax and social security audits or other measures relating to the Sold Business. No acknowledgement of liability regarding Third Party Claims shall be made by or on behalf of a Purchaser, and the Third Party Claim shall not be compromised, disposed of or settled without the prior written consent of Parent Seller.

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15.7.1	Parent Seller and/or Seller Subsidiaries Option Rights

Parent Seller may opt to (i) satisfy the respective Seller Subsidiary’s liability in respect of the Third Party Claim (directly or by its or respective Seller Subsidiary) (ii) deliver to Purchaser without undue delay a written notice of disagreement with the Third Party Claim and/or the liability of the respective Seller Subsidiary, specifying in reasonable detail, based upon the information then available to Parent Seller, the nature and extent of the disagreement. Parent Seller and/or the respective Seller Subsidiary may upon timely delivery of the notice of disagreement assume the defense against the Third Party Claim and, at Parent Seller’s and/or respective Seller Subsidiary’s own expense and discretion, take such action as it deems necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest such Third Party Claim (including making counter claims or other claims against third parties) in the name of and on behalf of Purchaser, and Purchaser will give subject to being paid all reasonable out-of-pocket costs and expenses, all such information and assistance, as described above. Sellers agree to use confidential information only for such purpose.

15.7.2	Standard of care when defending Third Party Claims

When defending the Third Party Claim, Parent Seller and/or respective Seller Subsidiary or Purchaser, as the case may be, shall (i) select counsel of recognized standing and competence, (ii) at all times diligently pursue a favorable resolution, (iii) keep each Party, at all times, informed about the status of defense measures, and (iv) comply with any reasonable request of the other Party with respect to the defense. Purchaser on one side or Parent Seller and/or respective Seller Subsidiary on the other side, as the case may be, shall be allowed a reasonable opportunity to participate in the defense with its own counsel and at its own expense.

15.7.3	Settlement of Third Party Claims

The defending Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, the Third Party Claim, only with the prior written consent of the other Party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, each Party shall be entitled to settle any Third Party Claim at any time without the other Party’s consent, provided that it has previously assumed unconditionally and in writing any liability resulting from or in connection with such Third Party Claim.

15.7.4	Cost indemnification

Purchaser shall indemnify and hold Parent Seller and/or the respective Seller Subsidiary harmless from and against all losses incurred by Parent Seller and/or respective Seller Subsidiary in defending a Third Party Claim if and to the extent that such Third Party Claim or their underlying facts do not constitute a Seller Breach.

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16.	Limitation of Liability, Statute of Limitations, Default

16.1	Exclusion of other remedies

To the extent legally permissible, all explicit or implied representations or warranties by Sellers which might exist under statutory law or otherwise, other than those contained in this Agreement, are excluded. Furthermore, all other and further reaching rights and remedies of Purchaser which might exist under statutory law in connection with a Seller Breach, other than those contained in this Agreement, are excluded, including (i) any right of Purchaser to withdraw (zurücktreten) from this Agreement or to require the winding up of the transaction contemplated hereunder (e.g. by way of großer Schadenersatz or Schadenersatz statt der Leistung), (ii) any claims for breach of pre-contractual obligations (culpa in contrahendo), including, but not limited to, claims arising under Sections 241 (2), 311 (2) (3) BGB) (iii) any claims based on frustration of contract pursuant to Section 313 BGB (Störung der Geschäftsgrundlage), (iv) all remedies of Purchaser for defects of the purchase object under Sections 437 through 441 BGB, provided, however, that (a) claims for specific performance (Erfüllung) and (b) claims based on the respective Seller’s fraud (Arglist) or wilful misconduct (Vorsatz) shall not be excluded.

16.2	De Minimis, Basket, Cap

Sellers’ liability for Guarantee Claims, except for claims based on fraud (Arglist) or wilful misconduct (Vorsatz) or claims with respect to and to the extent to which a limitation is not permitted under German law (collectively “Exempted Claims”), shall be limited as follows:

16.2.1	De Minimis Claims

Guarantee Claims shall be excluded for a specific Seller Breach if and to the extent that the individual claim would be less than * (the “De Minimis Claim”).

16.2.2	Basket

Sellers’ liability for Guarantee Claims shall be excluded if the aggregate amount of all Guarantee Claims (excluding the De Minimis Claims) does not exceed *. Otherwise the complete aggregate amount shall be recoverable (Freigrenze).

16.2.3	Total liability cap

A Seller’s total liability for all claims of Purchaser other than Exempted Claims shall not exceed an amount equal to *.

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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16.3	Statute of limitation

Claims of Purchaser shall be time-barred (verjähren) as follows:

(a)	Claims of Purchaser based on a Seller Breach with regard to a statement set forth in Section 14.1, 14.2 and 14.5.1 shall be time-barred five (5) years after the Closing Date.

(b)	Claims of Purchaser based on any of the Sellers’ fraud (Arglist) or wilful misconduct (Vorsatz) shall be time-barred three (3) years after Purchaser obtained knowledge of the existence and amount of the Guarantee Claim or Indemnity Claim.

(c)	Claims of Purchaser for indemnification based on Section 17.1 shall be time-barred six (6) months after the relevant assessment (Bescheid) which is not subject to the statutory reservation for review by the relevant authority (Vorbehalt der Nachprüfung) has become final and binding (bestandskräftig).

(d)	Any other claims of Purchaser pursuant to Section 14 of this Agreement shall be time-barred eighteen (18) months after the Closing Date.

(e)	Sections 203 through 213 BGB shall apply.

16.4	No Seller Breach

For the avoidance of doubt: If and to the extent the transfer, assignment or assumption of a Sold Contract or a Sold Contract Part fails because a Third Party Assumption Consent could not be obtained, this shall not be deemed a Seller Breach.

17.	Indemnification

17.1	Tax indemnifications by Sellers

17.1.1	General indemnification

With the exclusion of what is governed by Sections 9.5, 9.10 and/or 1.1 the respective Seller who has caused such liability shall indemnify and hold Purchaser harmless from and against any liability and secondary liability, in particular, without limitation, according to Section 75 AO, Section 13c and 15a Value Added Tax Act, and Section 25 of the Germany Commercial Code, for any Taxes which relate to the time period prior to the Effective Time and for Taxes of Sellers which, though relating to the time period prior to the Effective Time, arise from or in connection with the conduct of the Business by any Seller prior to the Effective Time. Any claim under this clause shall be borne by the entity which has caused the Taxes to be indemnified. In case the respective entity has not fully fulfilled its payment obligations under this clause according to Section 17.3 of this Agreement, the Sellers shall be responsible and liable for such Taxes jointly and severally.

17.1.2	Input VAT adjustment

If and to the extent that any VAT relating to the time period prior to the Effective Time has to be adjusted, in particular if any input VAT deducted prior to the Effective Time relating to the Sold Business as well as any supplies or services rendered in relation thereto has to be repaid, such adjustment shall be made for the account of the respective Seller and Sellers as joint debtors shall indemnify and hold the respective Purchaser harmless from and against any Taxes, and any other economic disadvantages related thereto. Such indemnification shall in particular cover any input VAT correction amounts according to Section 15a of the German Value Added Tax Act, or according to its applicable similar foreign statutory law regulation, due to a change of circumstances relevant for the input VAT treatment caused by or otherwise attributable to the respective Seller or its legal predecessor.

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17.2	Tax indemnification by Purchaser

Purchaser or, at Parent Seller’s request, the Affiliate Purchasers, shall indemnify and hold Parent Seller and Seller Subsidiaries harmless from and against any Taxes imposed on Parent Seller or Sellers Subsidiaries if and to the extent such Taxes result from or are attributable to a breach of obligations or covenants of Purchaser or Affiliate Purchasers under this Agreement.

17.3	Payment of tax indemnification claims

All indemnification claims under Section 17.1 and 17.2 of this Agreement shall become due and payable ten (10) Business Days before the respective payment becomes payable to the tax authority, but not earlier than fifteen (15) Business Days after the indemnifying Party or entity pursuant to Sections 17.1 and 17.2 has been informed in writing by the Party to be indemnified on the underlying Tax claim.

17.4	Tax authority claims

Sections 15.6 and 15.7 shall apply mutatis mutandis with respect to any claims of any tax authority being subject to Sections 17.1 and/or 17.2.

17.5	IPR indemnification

(a)	Sellers shall indemnify and hold Purchaser harmless from and against any costs and liabilities relating to claims raised by a customer of the Sold Business against Purchaser or any Affiliate of Purchaser after the Effective Time (the “Customer Claim”) if and to the extent (i) the Customer Claim is based on a claim raised by any third party against the respective customer claiming that a product of the Sold Business infringes such third party’s intellectual property rights (the “Third Party IPR Claim”), (ii) the Third Party IPR Claim is directed against products of the Sold Business that have been delivered to the respective customer by the Seller Group prior to the Closing Date and (iii) the Third Party IPR Claim is not a claim for cease and desist (Unterlassung) regarding the respective product of the Sold Business; it being understood that any such indemnification obligation of Sellers against Purchaser shall not exceed any obligation Seller Group would have had against the respective customer prior to Closing (the “IPR Indemnification”).

(b)	For the avoidance of doubt, if and to the extent any Customer Claim based on a Third Party IPR Claim being directed against products of the Sold Business that have been delivered to the respective customer on or after the Closing Date, such Customer Claim shall not be subject to the IPR Indemnification.

(c)	Sections 15.6 and 15.7 shall apply mutatis mutandis with respect to any Customer Claim.

(d)	Purchaser and/or any of the Affiliate Purchasers shall (i) comply with its obligations pursuant to Section 17.5(c) in conjunction with Sections 15.6 and 15.7, (ii) not take any defence and/or settlement measure regarding the respective Customer Claim without the prior written consent of Sellers and (iii) provide Sellers with any assistance, support, information and/or authority (e.g. respective intellectual property and product expertise) necessary to perform Sellers’ obligations under the IPR Indemnification.

(e)	The obligations of Sellers under the IPR Indemnification shall not apply if Purchaser and/or any of the Affiliate Purchasers failed to comply with any of the obligations as set forth in Section 17.5(d).

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18.	Guarantees by Purchaser

Purchaser hereby represents to Sellers by way of an independent guarantee (selbständige Garantie) pursuant to Section 311 para. 1 BGB that the statements set forth in this Section 18 are correct, in each case as at the Signing Date, unless it is specifically provided for that a representation shall be made as at a different date:

(a)	Purchaser has been duly established and validly exists as a limited liability company under the laws of Germany.

(b)	Purchaser has the unrestricted right, power, authority and capacity to execute and consummate this Agreement and the transactions contemplated therein. All required approvals of any corporate bodies of Purchaser have been given.

(c)	No bankruptcy, insolvency or judicial composition or similar proceedings have been initiated or applied for under any applicable law regarding Purchaser or its assets, nor have any legal proceedings or other enforcement measures been initiated or applied for with respect to the legal estate (Vermögen) or individual assets of Purchaser. There exist no circumstances that would justify the opening of such proceedings in the future; in particular, Purchaser is not over-indebted (überschuldet) or illiquid (zahlungsunfähig), nor is over-indebtedness or illiquidity impending.

(d)	The execution and consummation of this Agreement and of the transactions contemplated therein by Purchaser does not violate the articles of association or any partnership agreements or other corporate documents.

(e)	This Agreement constitutes legal, valid and binding obligations of Purchaser.

19.	Conduct of Sold Business

19.1	Sellers shall, and shall cause Seller Subsidiaries to, conduct the Sold Business as from and including the Signing Date up to and including the Closing Date (the “Transition Period”) pursuant to the guidelines set out in this Section 19.

19.2	Sellers and Seller Subsidiaries are entitled at any time to consult Purchaser with regard to the conduct of the Sold Business during the Transition Period; in the events of Section 19.5, the respective Seller or Seller Subsidiary shall be obligated to consult Purchaser. Sellers and Seller Subsidiaries are not obligated to review the legal implications or expedience of Purchaser’s recommendations.

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19.3	Purchaser shall not propose any measures which to its knowledge would violate applicable laws, provisions and orders by regulatory authorities or binding agreements related to the Sold Business.

19.4	During the Transition Period, Sellers and Seller Subsidiaries shall (i) conduct the Sold Business in all material respects in the Ordinary Course of Business (as defined below), (ii) keep Purchaser fully informed and consult Purchaser regarding any transaction and decision which might substantially affect the Sold Business. The Ordinary Course of Business shall mean that Seller and Seller Subsidiaries shall conduct the business with the standard of care of a prudent merchant (mit der Sorgfalt eines ordentlichen Kaufmanns), in particular (i) fulfill all their obligations towards their customers, (ii) evaluate any customer requests by their existing customer base and (iii) take all reasonable efforts to further promote the Sold Business, provided that Sellers and Seller Subsidiaries shall not have the obligation to increase the expenditure for the Sold Business beyond the average expenditure level during the two (2) months prior to the Signing Date (the “Expenditure Level”).

19.5	Except in the event of an emergency management in accordance with Section 19.7, Sellers and Seller Subsidiaries shall obtain prior proposal from Purchaser before it performs any of the following measures with regard to the Sold Business:

(a)	incur any obligation or liability exceeding the amount of * in the individual case or to any single supplier or third party;

(b)	incur, create or assume any encumbrance exceeding the amount of * with respect to any Sold Asset;

(c)	dispose of any Sold Asset exceeding the value of * or acquire an asset that would qualify as a Sold Asset exceeding the value of *, unless in the Ordinary Course of Business;

(d)	cancel, terminate, or amend any Sold Contract;

(e)	enter into new contracts with existing or new customers with possible sales amounts exceeding * per year;

(f)	enter into any collective agreements (including, without limitation, any agreements with works councils) applicable to the Transferred Employees;

(g)	increase the wage or salary or other remuneration of any of the Transferred Employees or establish or improve any non-monetary benefits of the Transferred Employees except as in the Ordinary Course of Business or were required pursuant to statutory provisions;

(h)	commence any new branches of business (Geschäftszweige);

(i)	abandon branches or close premises (Betriebsstätten);

(j)	sell the Sold Business in whole or in material parts;

(k)	perform transactions under the German Transformation Act (Umwandlungsgesetz) or similar transactions materially affecting the Sold Business.

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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19.6	If, following a Seller’s or Seller Subsidiary’s request, Purchaser fails to make proposals within five (5) Business Days, the respective Seller or Seller Subsidiary shall undertake those measures which it may consider necessary in the relevant respect, considering the justified interests of Purchaser.

19.7	In cases of special urgency, in which prior proposals by Purchaser cannot be obtained in time, Sellers and Seller Subsidiaries shall be entitled and obligated to undertake all measures they may consider necessary to maintain and continue the Sold Business.

19.8	If a Seller or a Seller Subsidiary becomes aware of a new business opportunity with an existing or a new customer which would require expenditures in excess of the Expenditure Level, the respective Seller or Seller Subsidiary shall inform Purchaser thereof without undue delay with an estimate of the magnitude of such incremental expenses. Sellers and Seller Subsidiaries shall pursue such business opportunity in close cooperation with, and only with the prior written consent of, Purchaser, and shall keep Purchaser informed of all correspondence and decisions made in connection therewith. Any incremental expenditures incurred by any Seller or any Seller Subsidiary with respect to measures taken in accordance with this Section 19.8 shall be borne by Purchaser. Purchaser’s obligation to pay such incremental expenditures shall survive even if Closing does not occur.

19.9	During the Transition Period, Sellers shall enable Purchaser to continue conducting a confirmatory due diligence with respect to the Sold Business at Purchaser’s own costs. During such confirmatory due diligence, Sellers shall in particular (i) grant Purchaser full access to all financial data regarding the Sold Business (provided that such access may only be indirect in the presence of an employee or auditor of the Sellers) and (ii) provide Purchaser with all information and employee access (including to the relevant sales teams) required to conduct its confirmatory due diligence as required to reasonably conduct the confirmatory due diligence.

20.	Purchaser’s Undertakings

*

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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21.	Indemnification and other covenants by Purchaser

21.1	Indemnification

With effect as from the Effective Time, except as otherwise set forth in this Agreement and except for as set forth in Annex 21.1, Purchaser shall indemnify and hold Sellers and Seller Subsidiaries harmless from and against any losses incurred by any of the Sellers or Seller Subsidiaries, in relation to or arising out of

(a)	any Sold Liabilities, any Sold Contracts or any Sold Contract Parts but with respect to losses in relation to or arising out of Sold Contracts or Sold Contract Parts only to the extent that for such Sold Contract or Sold Contract Part, respectively, (i) the requisite Third Party Assumption Consent has been granted or (ii) Subcontracting is legally permissible and conducted by the Parties in accordance with Section 7.6.1;

(b)	any risks, obligations, covenants or other liabilities which arise in connection with the use of the Sold Assets or otherwise in the conduct of the Sold Business by Purchaser or any Affiliate of Purchaser after the Effective Time;

(c)	any guarantee or warranty claims raised by Purchaser or any of the Affiliate Purchasers under any of the agreements referred to in Section 13.7.3(b).

21.2	Third party claims

Upon Parent Seller’s written demand Purchaser and/or any of the Affiliate Purchasers shall provide Sellers with any assistance, support, information and/or authority (e.g. respective intellectual property and product expertise) regarding any third party claim against Sellers and/or Seller Subsidiaries concerning the Business.

Notwithstanding any of the foregoing, Sellers and Sellers Subsidiaries agree to apply the standard of care of a prudent merchant (Sorgfalt eines ordentlichen Kaufmanns) in the holding of any Sold Liabilities, Sold Contracts or Sold Contract Parts which remain with the Sellers or Sellers Subsidiaries after the Effective Time due to the lack of a Third Party Assumption Consent but for which Purchaser is ultimately liable according to this Agreement.

In case of a third party claim with respect to such Sold Liabilities, Sold Contracts or Sold Contracts Parts for which Purchaser is ultimately liable, Sellers or Sellers Subsidiaries

(a)	will not exercise any rights vis-à-vis the third party without Purchaser’s prior written consent;

(b)	shall make immediately available to Purchaser a copy of the third party claim or demand and of all time-sensitive documents;

(c)	give Purchaser the opportunity to defend such claim.

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Purchaser shall have the right to defend the claim by all appropriate proceedings and shall have the sole power to direct and control such defense. In particular, without limitation, Purchaser may (i) participate in and direct all negotiations and correspondence with the third party, (ii) in particular, without limitation, appoint and instruct counsel acting, if necessary, in the name of Sellers or Sellers Subsidiaries, and (iii) require that the claim be litigated or settled in accordance with Purchaser’s instructions. Purchaser shall conduct such proceedings in good faith with due regard to the concerns of Sellers or Sellers Subsidiaries.

22.	Guarantee of Purchaser’s Parent

Purchaser’s Parent hereby guarantees

(a)	the full and timely payment by Purchaser of the Final Purchase Price;

(b)	the full and timely remedy or compensation for a breach of any of the guarantees given by Purchaser pursuant to Section 18;

(c)	the full and timely performance of the * and

(d)	the full and timely performance of Purchaser’s indemnification covenant pursuant to Section 1.

23.	Non-compete covenant / Preferred Partner Status

23.1	Non-compete covenant

For a period of three (3) years after the Signing Date and subject to the limitations set forth in Section 23.2, Sellers shall not compete with the Sold Business (the “Competing Activities”). For the avoidance of doubt, the use of any technology or components underlying the products manufactured or services rendered under the Sold Business used outside the Sold Business shall not be deemed Competing Activities.

23.2	Limitation of non-compete covenant

*

23.3	Preferred Partner Status

*

24.	Transition of Sold Business

24.1	Smooth transition

Without prejudice to the rights of the Parties under this Agreement, the Parties shall cooperate after the Closing Date and use reasonable efforts to provide for the smooth transition of the Sold Business. Sellers shall use reasonable efforts to support Purchaser with respect to the transition as described under the transition agreements attached hereto as Annex 8(d).

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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24.2	Access to information

Purchaser shall undertake that Parent Seller and Seller Subsidiaries shall, following the Closing Date, be granted upon its reasonable request and at its expense full access during normal business hours to all sites and books, records, documents and information transferred by Sellers to Purchaser under this Agreement (including without limitation the right to receive hard copies and/or electronic copies thereof) and to the personnel and advisors of Purchaser, to the extent necessary or appropriate in Parent Seller’s and Seller Subsidiaries’ reasonable opinion, for any reasons under or in connection with this Agreement and/or in connection with the rights, claims or defenses of any of the Seller Subsidiaries with respect to any claim brought by any third party against any of the Seller Subsidiaries and the implementation of the procedures referred to in the Agreement as well as in connection with any of the Seller Subsidiaries’ Tax issues.

Sellers undertake that Purchaser shall, following the Closing Date, be granted upon its reasonable request and at its expense full access to all information required by Purchaser to enable Purchaser or any Affiliates of Purchaser to comply with any of their statutory, regulatory or other legal obligations.

24.3	Cooperation in Tax matters

The Parties shall cooperate with each other and provide each other with such assistance (in particular access to books and records) as may reasonably be requested of them in connection with the preparation of any Tax return or any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to any liability for Taxes under this Agreement. In particular, the respective Seller will deliver to the respective Purchaser all documents necessary and provide upon the respective Purchaser’s reasonable request all information required to enable the respective Purchaser to correctly adjust any input VAT deducted (Section 15a para. 10 sentence 2 of the German Value Added Tax Act, or according to its applicable similar foreign statutory law regulation). The Party requesting assistance hereunder shall reimburse the Party providing assistance for all reasonable third-party out-of-pocket expenses incurred in providing such assistance.

25.	Public announcements and confidentiality

25.1	Consent requirement for public announcement

Neither of the Parties shall make any public statements with respect to this Agreement and the transactions contemplated herein, without the consent of the other Party; provided, however, that (i) nothing herein shall prevent any Party from making any disclosures or statements required by law or stock exchange regulations, except that the disclosing Party shall use reasonable efforts to notify and consult with the other Party prior to making any such disclosure or statements, and (ii) after Closing, the Parties shall be permitted to make press releases regarding the transaction which are commonly made in such cases, without, however, divulging the Final Purchase Price, any other figure related to the Final Purchase Price as set forth in Section 9, or any other sensitive details of this Agreement.

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25.2	Confidential Information

For purposes of this Section 25, the term “Confidential Information” shall mean information relating to this Agreement, the Parties and the Sold Business regardless of the manner of acquisition and of whether such information has been given verbally, in writing or otherwise (e.g., in the form of drawings, photographs or equipment).

25.3	Confidentiality covenant

The Parties shall keep secret and strictly confidential all Confidential Information. In particular, the Parties (i) shall not divulge and shall use reasonable efforts to prevent the divulgence to third parties of any Confidential Information; (ii) shall disclose Confidential Information only to legal and tax advisers who are under obligation of secrecy and need to know the Confidential Information; and (iii) shall neither directly nor indirectly exploit any Confidential Information on a commercial basis and shall make no use of Confidential Information unless otherwise agreed to in writing by the other Party.

25.4	Exclusion from confidentiality

The obligations in this Section 25 shall not apply to any Confidential Information that can be proved to have been or become part of the public domain (i) other than by default of the other Party or (ii) as a result of acts by someone other than the other Party and through no fault or wrongful act of the other Party.

26.	Notices

All notices and other communications hereunder shall be made in writing and shall be sent by telefax, mail or courier to the following addresses:

If to any of the Sellers, to:

*

with a copy to

*

If to Purchaser, to:

*

with a copy to

*

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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or to such other recipients or addresses which may be notified by any Party to the other Parties in the future in writing. The receipt of a copy by the persons indicated above as recipients of copy shall not constitute receipt of a document nor shall it be necessary for the validity of a notice or any other communications.

27.	Costs and expenses

27.1	Allocation of costs and expenses

All costs, including fees, expenses and charges, in connection with the preparation, negotiation, execution and consummation of this Agreement or the transactions contemplated herein, including, without limitation, the fees and expenses of professional advisors, shall be borne by the Party commissioning such costs, except as otherwise provided for in this Agreement, including, but not limited, Section 27.2 and Section 1.1.

27.2	Notarization Costs

Costs for (if any) notarization of this Agreement and/or any of its Annexes excluding the agreements referenced in Section 13.7.3 shall be borne by Purchaser.

27.3	Transfer Taxes and stamp duties

Each Party shall bear any Taxes, stamp duties (such as a potential Chinese Business Tax and including the fees for notarization of any transfer agreement as mentioned in Section 13.7.3(b) or any other transfer documents required to transfer the Sold Business in accordance with this Agreement), registration duties and other charges in connection with any regulatory requirements (including proceedings to obtain anti-trust clearance and other costs payable or similar charges or duties payable by reason of the transactions contemplated by this Agreement, including, for the avoidance of doubt, its Annexes (the “Transfer Taxes”) in accordance with applicable law. The Parties shall cooperate with each other in minimizing the amount of any Transfer Taxes to the extent permitted by applicable law. Each Party shall be responsible for (i) the preparation and timely filing of Tax returns for any Transfer Taxes which it has to bear and (ii) the due payment of any Transfer Taxes which it has to bear to the competent governmental authorities or creditors of such Transfer Taxes. For the avoidance of doubt, Transfer Taxes shall not cover any income taxes (with the exception of withholding taxes which are subject to other specific regulations under this Agreement) or capital gains taxes.

28.	Miscellaneous

28.1	Headings

For convenience only, the Parties have agreed on the wording of the headings which shall neither affect the interpretation of this Agreement nor create any rights or obligations of the Parties.

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28.2	Annexes and Schedules

All Annexes and Schedules to this Agreement constitute an integral part of this Agreement. In the case of a conflict between any Annex or Schedule and the provisions of this Agreement, the provisions of this Agreement shall prevail.

28.3	Entire agreement

This Agreement including its Annexes and Schedules together with the agreements referenced in Section 13.7.3 comprise the entire agreement between the Parties concerning the subject matter hereof and shall supersede and replace all prior oral and written agreements and declarations of intention made by the Parties in respect thereof.

28.4	Amendments

Any amendments to this Agreement (including amendments to this clause) shall be valid only if made in writing, unless another form is required by mandatory law.

28.5	German terms

If provisions in this Agreement include English terms after which German terms have been inserted in brackets and/or italics, the respective German terms alone and not the English terms shall be authoritative for the interpretation of the respective provisions.

28.6	Interpretation

Whenever the term “shall” is used in this Agreement in connection with a person’s undertaking or obligation, it implies, for the avoidance of doubt, a contractual obligation (Rechtsbindungswille) of such person.

28.7	No assignment

Without the written consent of the respective other Party and except as otherwise set forth in this Agreement, no Party shall be entitled to assign any rights or claims under this Agreement.

28.8	No set-off right or right of retention

Except as otherwise provided for in this Agreement, no Party shall be entitled to set-off (aufrechnen) or net (verrechnen) against any claims of any other Party under or in connection with this Agreement or to exercise any right of retention (Zurückbehaltungsrecht), except on the basis of claims which have not been contested by the other Party (unbestritten) or which have been assessed by a final and binding decision of a court or arbitrator (rechtskräftig festgestellt).

28.9	Currency Conversion

(i) For the purpose of determining the ETWC Statement as well as the Revised ETWC Statement any local currency shall be converted into EUR by using the NSN cut-off day exchange rates existing as of the Closing Date and in accordance with section 1 of Annex 28.9 and (ii)—only if and to the extent that Parent Seller decides at its sole discretion – for the purpose of determining any payments to be made by any of the Sellers under this Agreement, any local currency shall be converted into EUR by using the exchange rates in accordance with section 2 of Annex 28.9 (the “Currency Conversion Principles”) apply.

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28.10	Governing law

This Agreement shall be governed by, and be construed in accordance with, the laws of the Federal Republic of Germany, without regard to principles of conflicts of laws. The Parties explicitly agree that the United Nations convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

28.11	Arbitration and place of jurisdiction

All disputes arising under or in connection with this Agreement or its validity or this Section 28.11 shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “ICC-Rules”) by three (3) arbitrators appointed in accordance with the ICC-Rules without recourse to the ordinary courts of law. The venue of the arbitration shall be Zurich, Switzerland. The language of the arbitration proceedings shall be English; however the Parties may submit any evidence in German or English.

28.12	Severability

In the event that, for whatever reason, any provision hereof is ineffective, unlawful or impracticable, any such ineffectiveness, unlawfulness or impracticability shall not affect the remaining provisions hereof. Any such ineffective, unlawful or impracticable provision shall be deemed replaced by an effective, lawful and practicable provision corresponding to the economic interests of the Parties. The same shall apply in the event of gaps (Vertragslücken) in this Agreement.

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Munich, 11 December 2011

Nokia Siemens Networks B.V.	Nokia Siemens Networks GmbH & Co. KG

by: Aulis Koivisto	by: Aulis Koivisto
(acting on the basis of a power of attorney)	(acting on the basis of a power of attorney)

by: Gerwin Zott	by: Gerwin Zott
(Procuratiehouder)	(Prokurist)

Huntsville, AL, 11 December 2011

ADTRAN GmbH	ADTRAN, Inc.

by: James E. Matthews	by: James E. Matthews
Managing Director/Geschäftsführer	Chief Financial Officer

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List of Annexes and Schedules+

Annexes

Annex 1A	Sellers’ Accounting Principles

Annex 1B	Sellers’ Knowledge (names of individuals)

Annex 1C	Seller Subsidiaries 2 through 34 (names of entities)

Annex 2.2.1	Accession agreement re. Affiliate Purchasers (accession to ASPA)

Annex 3.1.1(a)	Sold Fixed Assets

Annex 3.1.1(b)	Sold Inventory

Annex 3.1.3(e)	Excluded Assets (intangible assets)

Annex 3.1.3(j)	Excluded Assets (any other assets)

Annex 3.2.1(a)(cc)	Liabilities re. certain orders of Parent Seller and/or any Seller Subsidiary under the Contracts with their respective suppliers

Annex 3.2.1(b)	Certain liabilities re. Transferred Employees exempted from the Sold Liabilities

Annex 3.2.1(c)	Certain further liabilities exempted from the Sold Liabilities

Annex 3.2.3(d)	Excluded Liabilities

Annex 3.3.1	Sold Contracts (customers, leases, licenses, binding offers and binding orders, other Contracts)

Annex 3.3.3(a)	Excluded Contracts (customers)

Annex 3.3.3(d)	Excluded Contracts (leases)

Annex 3.3.3(f)	Excluded Contracts (licenses)

Annex 3.3.3(i)	Excluded Contracts (offers and binding orders)

Annex 3.3.4	Principles regarding cooperation concerning excluded customer contracts.

Annex 3.4.1	Sold Contract Parts

Annex 3.4.2	Excluded Contract Parts

Annex 6.4.1.1(a)	Seller Subsidiary 1 Employment Contracts (Section 613a BGB)

*

Annex 6.6.1	Sellers Guarantees (Sellers & Sellers’ Subsidiaries guarantees, comfort letters, performance bonds etc. to be released from by Purchaser)

Annex 7.6.1	Subcontracting, Revenue Split

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Annex 8(a)	Intellectual property rights license agreement to be concluded at Closing

Annex 8(b)	Intellectual property rights assignment agreement to be concluded at Closing

Annex 8(c)	Lease agreements to be concluded at Closing

Annexes 8(d)	Umbrella transition service agreement to be concluded at Closing

Annex 11.1	Working Capital – Calculation example

*

Annex 13.1	NSN cut-off days

Annex 13.2.2(a)	Key Individuals (Purchaser Positive Closing Condition)

Annex 13.2.2(b)	Consent of listed customers (Purchaser Positive Closing Condition)

Annex 13.2.2(c)	IT requirements (Purchaser Positive Closing Condition)

Annex 13.2.2(e)(y)	License agreements between Nokia Inc. and Purchaser (Purchaser Positive Closing Condition)

Annex 13.2.2(e)(z)	License agreements between Siemens AG and Purchaser (Positive Closing Condition)

Annex 13.2.2(f)	Composition of * Seller Group Employees (Purchaser Positive Closing Condition)

Annex 13.2.3	Sellers Positive Closing Condition

Annex 13.7.3(b)	Transfer, assignment and assumption agreement for parts of the Sold Business to Purchaser

*

Annex 14.5.2	Leased Assets

Annex 14.6	20 key customers of Sellers and Seller Subsidiaries

Annex 14.7.1	Sold Material Agreements

*

Annex 14.9.1(a)	Official Notification(s)

Annex 14.9.1(b)	Country Official Notifications

Annex 14.9.2(a)	Public Grants

Annex 14.9.2(b)	Country Public Grants

*

Annex 21.1	Losses exempted from the indemnification covenant of Purchaser

Annex 28.9	Currency Conversion Principle

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Schedules

Schedule 14.5.1(a)	Third party consents required / third party rights infringed by the sale and transfer of the Sold Assets

Schedule 14.5.1(b)	Sold Assets Seller is not the legal and beneficial owner of

Schedule 14.5.1(c)	Sold Assets, Purchaser shall not acquire full title to, unrestricted and free and clear of any rights of third parties

Schedule 14.5.3	Sold Assets and the Leased Assets that are not in a usable condition

*

Schedule 14.9.2 (a)	Public Grants that will change, terminate or have to be repaid due to consummation of this Agreement

Schedule 14.9.2 (b)	Country Public Grants to Sellers Knowledge

Schedule 14.10(a)	Court litigation, arbitration, governmental investigations or inquiries, or administrative procedures initiated (anhängig), pending (rechtshängig) or threatened

Schedule 14.10(b)	Judicial, arbitral or administrative litigation or other proceedings that have been settled

Schedule 14.11(a)	List of products or service warranty, liability, etc. pending

*

Schedule 14.14	Brokerage disclosure list

+

Exhibits, annexes schedules and similar attachments to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Any omitted exhibit, annex, schedule or similar attachment will be furnished supplementally to the SEC upon request.

*	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK *, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.